                                                                   Exhibit 10.11


                            DELTA DENTAL OF MISSOURI

                                       AND

                          QUALITY CARE SOLUTIONS, INC.

                                   QMACS (TM)
                                SOFTWARE LICENSE
                                     SUPPORT
                                 CONFIDENTIALITY
                                 IMPLEMENTATION
                                   AGREEMENTS













THIS AGREEMENT is made and entered into as of the 8th day of October, between Quality Care Solutions, Inc. ("QCSI" or the Licensor"), a Nevada Corporation with executive offices in Phoenix, Arizona and Delta Dental of Missouri, a not-for-profit Corporation. (with principal offices in St. Louis, MO(the "Licensee").





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
                                TABLE OF CONTENTS


DEFINITIONS ...............................................................    3


THE LICENSE ...............................................................    7


DELIVERABLES ..............................................................    8


SUPPORT SERVICES ..........................................................    9


SPECIAL RESPONSIBILITIES OF LICENSEE AND LICENSOR .........................   12


SPECIAL RESPONSIBILITIES OF LICENSOR ......................................   14


RESTRICTIONS ..............................................................   15


WARRANTY, PATENT AND COPYRIGHT INFRINGEMENT, ..............................   16


LIMITATIONS ON LIABILITY AND REMEDIES, AND LICENSEE'S LIABILITY ...........   16


TERMINATION, DISCONTINUANCE AND REMEDIES ..................................   18


GENERAL PROVISIONS ........................................................   20


SPECIFICATIONS OF QMACS(TM) SOFTWARE ......................................   24


CONFIDENTIALITY AGREEMENT .................................................   32


FEES, RATES AND PAYMENT SCHEDULES .........................................   36


HARDWARE/SOFTWARE ELEMENTS ................................................   40


LOCATION AND NOTICES ......................................................   43


STANDARD SUPPORT AND RELEASE POLICY .......................................   44


QMACS(TM) STANDARD IMPLEMENTATION PLAN ....................................   46


LISTING OF QMACS(TM) STANDARD REPORTS .....................................   47


TRADE SECRET AND COPYRIGHT NOTICE .........................................   49


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                                  INTRODUCTION

         WHEREAS, Quality Care Solutions, Inc., hereinafter "Licensor," has created and developed computer software which operates on micro computers and mid-range computers for financial, administrative and operational uses in the managed care business, health maintenance organizations and by third-party administrators and is willing to grant Licensee a non-exclusive license to use such Software in accordance with the terms and conditions hereof; and

         WHEREAS, Delta Dental of Missouri hereinafter Licensee, owns a Prepaid Dental Organization and wishes to obtain a non-exclusive license to use the Licensor's Software, as specified hereinafter; and

         WHEREAS, Licensee and Licensor desire to enter into an Agreement formalizing the terms and conditions of a license, and other services (the "Agreement"); and

         WHEREAS, Licensor and Licensee are considered each to be a "Party" to this Agreement and are hereinafter jointly referred to as the Parties.

         NOW, THEREFORE, in consideration of the promises and mutual representations herein contained, the Parties hereto agree as follows:

                                    ARTICLE I


                                   DEFINITIONS

1) "ACTIVE SUBSCRIBERS" are defined subscribers whose eligibility is managed and processed by Licensee for the purposes of enrollment in benefit plans, prior authorizations, or claims payment on a prepaid or fee for service basis and are subscribers who have one or more active eligibility segment(s) for the month for which the license fees are being calculated. Active Subscribers are used for Software License and Support Fee calculations on a Per Subscriber Per Month(PSPM) basis as defined in Exhibit C.

2)   "AGREEMENT FEES" shall mean any fee specified on Exhibit C.

3) An "APPLICATION" is defined as one or more Client Executables designed to accomplish a specified business function as listed in Exhibit A.

4) An "APPROVED CLIENT WORKSTATION" is defined as a computer whose hardware and software configuration have been approved by Licensor as appropriate to execute the Client portions of the QMACS(TM) Software, used generally by staff personnel, which communicates with one or more Approved Data Servers and runs Client Executables to access, analyze and update databases stored on a Approved Data Server as specified in Exhibit D.

5) An "APPROVED DATA SERVER" is defined as a computer whose hardware and software configuration have been approved by Licensor as appropriate to execute the Data Server portions of the QMACS(TM) Software, used to hold large amounts of electronic data plus provide database management and access services to Client computers on a computer network. Portions of the QMACS(TM) Software reside on the Approved Data Server as specified in Exhibit D


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6)   "APPROVED HARDWARE " means Approved Data Servers, Approved Client
     Workstations and Approved Operating Systems, and Approved Network as identified in Exhibit D.

7) "APPROVED NETWORK" is defined as the wiring, communication lines, networking and software, communication protocols and equipment necessary for the connectivity and communication between Approved Client Workstations and Approved Data Servers via local or wide area networks as specified in Exhibit D

8)   An "APPROVED OPERATING SYSTEM" is defined as Microsoft's Windows NT(C)
     4.0 together with all current upgrades and service packs.

9) A "BENEFIT PLAN" is any reimbursement plan administered by an administrator that has subscribers and members and pays claims.

10)  A "BILLING MONTH" is defined as a calendar month.

11) A "BUSINESS PROCESS IMPROVEMENT" (BPI) is defined as a business function analysis and specification process to document and understand Licensee requirements and use case used for development of Enhancement specifications work plan by Licensor.

12) "CERTIFIED IMPLEMENTATION PARTNER"(CIP) refers to a third-party organization that the Licensor has a business relationship with and employs consultants that have been trained, certified and authorized by the Licensor to provide specific Training and Implementation services to the Licensee.

13) A "CLIENT EXECUTABLE" is defined as a program which is part of the Software designed to execute on a computer operating as a Approved Client Workstation on a network connecting to and utilizing a Approved Data Server.

14) "DATA BASE ADMINISTRATION" is defined as activities to maintain on the Approved Data Server data table definitions, views, user defined data types, triggers, stored procedures and other attributes of the data base.

15) A "DERIVATIVE WORK" means any modifications of QMACS(TM) Software or a work which is based upon the QMACS(TM) Software code, either source or object, or which requires the QMACS(TM) Software to function.

16) "DOCUMENTATION" is defined as manuals, Training tapes, Training workbooks, help screens, quick reference guides and other written information that explains the Software use, set-up, configuration, maintenance and operation.

17) "EXECUTABLE CODE" is defined as an executable program which is part of the Software and actually performs the functions in conjunction with the Client or the Approved Data Server as compared to source code which is the code from which the Executable code is compiled.

18) "EFFECTIVE DATE" means the date that this Agreement to become effective and work and services are commenced as defined in the last paragraph of Article
     IX. It is the date used for fee and term calculations.

19) "ENHANCEMENT" means the revised Software that Licensor may, from time to time, release which is a new version or updates of QMACS(TM) Software, including Executable Code and database changes and which may, but is not required to, increase the functionality, ease of use or productivity of the Software.


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20)  "HARDWARE AND SOFTWARE ELEMENTS" means the required computer hardware and software identified in Exhibit D to operate QMACS(TM) software.

21) "IMPLEMENTATION" shall mean the configuration of the QMACS(TM) Software based upon business rule definitions and set-up, input or population of the QMACS(TM) database by electronic or manual processes, workflow or business process adaptation. Implementation is the joint responsibility of the Licensee and Licensor as defined in Exhibit G. Implementation Fees are charged according to the fee schedule in Exhibit C.

22)  "INSTALLATION" shall mean the initial set-up of the Microsoft Windows(R) NT
     4.0 operating system software, core relational database Microsoft SQL Server v 6.5 software, QMACS(TM)database tables and initial QMACS(TM) Software installation. Installation will be performed by the Licensor unless otherwise arranged for. Installation does not include the conversion of Licensee's data or the Implementation or Standard Implementation services by the Licensor.

23)  "LAN" shall mean a local area network.

24) "LICENSEE" is defined as Delta Dental Plan of Missouri, a not-for-profit Corporation.

25) "LICENSEE'S ADDRESS" means that address stated in Exhibit E of this Agreement or changed from such address by giving Licensor proper written notice.

26) "LICENSOR'S ADDRESS" means that address stated in Exhibit E of this Agreement or changed from such address by giving Licensee proper written notice.

27) "LIVE OPERATION" shall mean routine business functions of: member enrollment, issuing authorizations, adjudicating or paying claims, providing program and data access, security, and running QMACS(TM) standard reports through a 30 day business cycle are accomplished using Licensor provided QMACS(TM) Software according to the specifications in Exhibit A.

28) "MATERIAL NONCONFORMITY" is defined as any operation of the Software that prevents a major function from working or causes data integrity issues or any operation of the Software which causes material erroneous data or unrecoverable data loss due to the execution of the Software's Applications.

29) "MONTHLY FEE" means the recurring Agreement Fees due each month specified on Exhibit C.

30) "NEW SOFTWARE" means new Executable Code, which would allow the Licensee to perform significant functions not listed in Exhibit A-Specifications.

31) "ON-SITE SUPPORT" means consultation, assistance and similar services provided by Licensor at Licensee's main location.

32) "OUTSIDE EXECUTABLE CODE" means Executable Code relating to third-party applications which Licensor or Licensee has been granted the right to license.

33) "PER SUBSCRIBER PER MONTH (PSPM)" is defined as the number of Subscriber Enrollments actively managed and used for benefit determination, claims processing or pricing, or prior authorization purposes using the QMACS(TM) software during a Billing Month.

34) "PLAN YEAR" is defined as a twelve month (12) period from when Subscriber Enrollments were first accepted into a specific benefit plan managed by the QMACS(TM) software.


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35)  "QMACS(TM)" or the "SOFTWARE" is defined as all the current computer software owned by the Licensor including but not limited to all Executables, Applications, display screens, the Source Code, Data Server Based Programs and any Schema, Stored Procedures, Triggers or Wizards.

36) "QMACS(TM) EXECUTABLE CODE" means Executable Code relating to the Software applications which Licensor hereby licenses.

37) "SPECIFICATIONS" are defined as the features and functions of the QMACS(TM) Software delivered as described in Exhibit A attached hereto.

38)  The "SOFTWARE" means the QMACS(TM) programs.

39) "SOFTWARE LICENSE AND SUPPORT FEE" refers to fees charged by the Licensor to the Licensee for the use of QMACS(TM) Software and for QMACS(TM) Software Support according to fee schedules defined in Exhibit C Section
     C.2. The PSPM Software and Support Fee is calculated by multiplying the total subscribers in a given month times the respective PSPM rate as defined in Exhibit C Section 2.1. The Software License and Support Fee is the greater of the PSPM Software and Support Fee or the minimum Software and Support Fee defined in Exhibit C - Section 2.

40) "SOURCE CODE" means that code from which the QMACS(TM) executables are compiled.

41) "STANDARD IMPLEMENTATION PLAN" refers to a work plan and business process that defines the minimum work effort necessary and assigned responsibilities for said work effort to define, set-up, configure, train and maintain the QMACS(TM) Software for a Live Operation. Exhibit G details the work plan, business process, responsibility assignment for the Standard Implementation Plan.

42) "SUBSCRIBER" is defined as the primary person who is eligible for benefits under any benefit plan administered by the Software.

43) "SUBSCRIBER ENROLLMENT" is defined as the active and enrolled Subscribers in a Benefit Plan using QMACS(TM) software. For purposes of Monthly Fee computation, multiple enrollments by the same Subscriber during the same month shall be counted as a single enrollment.

44) "TECHNICAL DOCUMENTATION" means all technical documentation maintained in any format by Licensor in the usual course of its business concerning the design and operation of the QMACS(TM) software.

45) "TRAINING" refers to a series of classes and or educational materials produced by Licensor and made available by Licensor personnel or a Certified Implementation Partner to teach Licensee's trainers the steps necessary to define, set-up, configure and maintain the QMACS(TM) Software according to the specifications in Exhibit A and Software Documentation. Training is provided according to the Standard Implementation Plan and upon mutual agreement of the Licensor and Licensee.

46) "VENDOR" is defined as a third-party supplier of computer hardware, software or services.

47)  "WAN" is defined as a wide area network.

48) "WARRANTY PERIOD" - refers to the period of time starting with the installation of the QMACS(TM) Software and remain in effect during the initial term of this agreement and renewal periods except as provided for in Sections 6.1 and Article VII of this agreement.



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
                                   ARTICLE II


                                   THE LICENSE

2.1 LICENSE GRANT. Licensor hereby grants to Licensee and Licensee hereby accepts a non-exclusive, non-transferable license (the "License") to use QMACS(TM) Software on Approved Client Workstations, application servers and Approved Data Servers using Approved Operating Systems. The License is expressly made and granted subject to the terms, conditions, limitations and restrictions of this Agreement. Licensee shall have a non-exclusive, non-transferable, License to use the QMACS Executable Code related to the QMACS(TM) Software. Licensee shall be entitled to receive any Enhancements produced by Licensor during the term of this Agreement as defined in Section 2.7. Unless specified otherwise by Licensor to Licensee in writing to Licensee's Address, or before the time that the Enhancement is supplied to the Licensee, this License and all the other terms of this Agreement shall also apply to any Enhancements supplied to Licensee by Licensor after the Effective Date of this Agreement. This Section does not entitle Licensee to New Software, customized versions or "beta" versions of the QMACS(TM) Software not yet generally released to all Licensees of QMACS(TM) Software.

2.2 USE OF OUTSIDE EXECUTABLE CODE. Licensor may place a copy of Outside Executable Code in magnetic form in the possession of Licensee for Licensor's convenience and use in providing services or support to Licensee. Such copy shall be clearly marked by Licensor as Outside Executable Code under the License. Except as Licensor expressly authorizes in writing in each instance, said copy of Outside Executable Code shall be immediately returned to Licensor upon Licensor's request. Regardless, such request shall be deemed given upon expiration or termination of this License. The Parties agree that Licensor is not responsible for maintenance, support, updates or enhancement of said Outside Executable Code.

2.3 COPYING. Licensee may make a reasonable number of copies of the Documentation for use by Licensee's employees in connection with the duly authorized use of QMACS(TM) Software (the "Copies"). Licensee shall reproduce and include in all Copies made by it, any and all notices of copyright and other proprietary rights included by Licensor in or on the QMACS(TM) Software and Documentation provided to Licensee. All Copies of QMACS(TM) Documentation or rights granted hereunder to copy the Documentation are provided to Licensee only for the duration of this License under this Agreement and only for the purpose of facilitating the licensed use by Licensee of QMACS(TM) Software.

2.4 OWNERSHIP. All Copies and QMACS(TM) Software and the Documentation are the sole property of Licensor and Licensor shall hold sole title thereto.

2.5 RETURN OF COPIES. Upon expiration or termination of the License, all Copies of the QMACS(TM) Software and the Documentation shall promptly be delivered to Licensor or destroyed by Licensee. Within ninety (90)days of termination or expiration of the License, Licensee shall deliver to Licensor a certification in writing that all Copies have been delivered to Licensor or destroyed.

2.6 SAFEGUARD. Licensee shall safeguard all Executable Code and against non-Licensee use, copying or inspection by any third-party and against transfers to any third-party. Licensee shall require outside persons and entities to whom Licensee has granted operations authority to save data or who have access to any Executable Code to execute and submit to Licensor a Confidentiality Agreement as set forth in Exhibit B.


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2.7 TERM OF THE AGREEMENT. Provided that all Agreement Fee(s) are paid timely, and Licensee complies with the terms and conditions of this Agreement, the initial term of this Agreement shall be for a period of five (5) years beginning on the first of the month after the Effective Date except as provided for in
Section 8.1. Licensee and Licensor agree to begin negotiations for a renewal of the Agreement no later than ninety(90) days prior to the expiration date of this Agreement.

2.8 FEES. To maintain its License hereunder, Licensee shall pay to Licensor all Monthly Fees, Implementation Fees and other fees and costs as provided in Exhibit C attached hereto or as otherwise required by this Agreement.

                                   ARTICLE III


                                  DELIVERABLES

3.1 QMACS(TM) SOFTWARE. Prior to the completion of the Implementation, Licensor will deliver at least one machine readable copy (QMACS(TM) executable code form) of each program for each QMACS(TM) Application in accordance with the Specifications defined in Exhibit A.

3.2 QMACS(TM) DOCUMENTATION. Licensor agrees to provide one (1) hardcopy and 1 electronic copy of the Software Documentation corresponding to each Application to Licensee as such Documentation is published or updated. At Licensee's option, Licensee may purchase additional hardcopies of Documentation from Licensor at Licensor's list price in effect from time to time. Licensee may copy the Documentation according to the provisions contained in Article II. QMACS(TM) Software Documentation is instructional material designed to educate the user with the configuration, set-up and operation of the respective QMACS(TM) Software module.

3.3 QMACS(TM) STANDARD REPORTS. Licensor will deliver a limited set of standard reports with the installation of the Software. Licensee acknowledges that third-party report writing software tools are required to create new reports or modify Licensor's standard reports. The license fee, support and training cost for third-party report writing tools are not included in this Agreement and must be acquired separately. Licensee acknowledges that Licensor's standard reports are templates and examples of reports the Licensor has developed for non-specific use. The Licensee acknowledges responsibility for the design, development and production of its own reports, documents, letters, ID Cards to be used in conjunction with the Software. Licensee agrees the delivery of Licensor provided standard reports meets any report production requirements of Licensee.. Exhibit H lists the minimum set of standard reports to be delivered to Licensee during the Implementation of the Software.

3.4 STANDARD ELECTRONIC INTERFACES. Licensor will deliver one limited set of standard electronic data import and export interfaces known as the National Standard Format (NSF) and an electronic data interchange (EDI) interface module. Implementation, configuration, set-up, training and maintenance for electronic interfaces are optionally available through Licensor or Certified Implementation Partners of the Licensor.

3.5 STANDARD IMPLEMENTATION PLAN. Licensor agrees to deliver to Licensee a Standard Implementation Plan as Exhibit H outlining the minimum work effort needed to be accomplished and the assigned responsibility for that work effort in order for the Software to be operational according to the specifications in Exhibit A. The fees for this Standard Implementation Plan are defined in Exhibit C -Section 1. The Parties agree that changes to this Standard Implementation Plan will require a written change order to be mutually agreed


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     upon to prior to the beginning of the work. The work effort assigned in the
     Standard Implementation Plan to either party can be sub-contracted to competent third parties with the written approval of Licensee and Licensor.


                                   ARTICLE IV


                                SUPPORT SERVICES

4.1 SUPPORT SERVICES GENERALLY. Licensor or a Certified Implementation Partner shall provide to Licensee certain support services as specified below to unmodified QMACS(TM) Software (the "Support Services") and standard interfaces developed by Licensor.

4.2 SERVICE UNITS. Licensor agrees to include a variable amount of Service Units monthly for the Support Services as defined in Section 4.3,4.4, 4.5,
     4.6 and 4.7 of Article IV. The Service Units are determined according to a schedule as defined in Exhibit C Section C 3. Licensee can purchase additional Service Units for Support Services at the rates specified in Exhibit C - Service Units

4.3 QMACS(TM) STANDARD TRAINING. Licensor or Certified Implementation Partner shall provide standard training services to Licensee's training personnel on the operation of QMACS(TM) Software. Licensee agrees to Licensor's "Train the Trainer" method of Training. Licensee acknowledges that Licensor's Training program is designed and intended to train key users on the operation of the QMACS(TM) Software. Licensee agrees adapting the key user Training to Licensee's operation and tailoring Licensee's work flow process around QMACS(TM) Software is the responsibility of the Licensee. The initial Training sessions will take place in accordance with a mutually agreed upon Training schedule as a component of the Standard Implementation Plan. Licensee shall pay all reasonable, travel, rooms, meals and other expenses incurred by either Party as a result of Training. Training conducted after the Standard Implementation Plan is chargeable toward the annual Service Unit allocation.

4.4 MAINTENANCE. Licensor's sole support services obligation hereunder is to provide the programming or documentation services necessary to conform any Application to the Specifications defined in Exhibit A or Licensor's documentation. This obligation shall remain in effect until the expiration or termination of this Agreement only if the Licensor can duplicate the defect. Upon the detection of any Material Nonconformity with the Specifications, Licensee agrees to provide to Licensor such output listings, data and other assistance as Licensor shall request so as to permit Licensor to duplicate or recreate the material nonconformity. Licensor shall remedy any Material Nonconformity between the original QMACS(TM) Software, or any Enhanced Software, and the Specifications within the lesser of the time frame stated in the Licensor's support policy as defined in Exhibit F or within 30 days after notification in writing by Licensee, at no cost to Licensee. This obligation of Licensor does not extend to QMACS(TM) Software modified by Licensee or others or caused by operating the Software on non-approved or malfunctioning computers or networks. Maintenance work is not allocated as a Service Unit.

4.5 DATA BASE ADMINISTRATION. Licensor shall supply certain Data Base Administration services to Licensee with regard to the QMACS(TM) Software. This obligation shall remain in effect until the termination of this agreement or as mutually agreed to. Licensor may terminate any obligation in this Agreement if the Licensee or any third-party makes any structural or technical modifications to the QMACS(TM) databases or data base servers without prior written permission of the Licensor. Licensee agrees that adding, deleting,


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     importing and editing of data in QMACS(TM) data tables by third-party software applications violates QMACS(TM) data integrity and could cause a QMACS(TM) application to malfunction and therefore Licensor may suspend or terminate any obligation under this Agreement if Licensee or a third-party on behalf of Licensee engages in such activity. It is agreed that database replication and publication implementation and support services are not included in this agreement. It is agreed by both parties that selection, querying, accessing, exporting or reading of data contained in the QMACS(TM) database tables by the Licensee using third-party software is excluded from this Section 4.4. Data Base Administration is a chargeable item toward the total annual Service Unit allocation.

4.6 HELP DESK SUPPORT. Licensor shall provide "help desk support" as defined herein to Licensee during Licensor's normal business hours. Help desk support will consist of telephone consultation, wide area network (WAN), Telecopy (Fax), E-mail or Internet communication with a representative of Licensor to provide Licensee with information, advice and assistance with respect to the operation and use of QMACS(TM) Software. Licensee may obtain help desk support by communicating with Licensor's designated representative or following Licensor's process for help desk support. Licensee will use its best efforts to maintain the training level of its employees on the software. Licensor's help desk is not a substitute for training and Licensee agrees to maintain a reasonable number of trained personnel to use the Software and train other of Licensee's personnel. Licensor will respond within 24 hours of receiving a request for help desk support on a five (5) day, eight (8) hour per day 8:00am to 5:00pm Mountain Standard Time schedule except as provided for in Exhibit F. Licensee shall operate its own internal help desk to provide end user support and training without reliance on the help desk maintained by Licensor. Licensee's help desk personnel may avail themselves of Licensor's help desk support provided Licensee's help desk personnel are appropriate to the position and correctly trained and experienced in the use of QMACS(TM). It is the parties intention that Licensor's help desk personnel will be primarily responsible in supporting help desk functions of the Licensee. Licensee's help desk service will directly provide support to its end users. Help desk support is a chargeable item toward the monthly Service Unit allocation. Licensor shall provide Licensee an after hours contact person and/or phone number in case of emergencies.

4.7 SOFTWARE RELEASE AND UPDATE SUPPORT. Licensor agrees to provide and release any patches or fixes to the Software on a timely basis electronically according to Exhibit F - STANDARD SUPPORT and RELEASE POLICY. Software Release and Update Support is a chargeable item toward the annual Service Units.

4.8 METHOD OF SUPPORT. Licensor shall provide support via Wide Area Network(WAN) to Licensee. This support will consist of direct line or WAN access to the QMACS(TM) Software installed on the Approved Hardware. Licensee shall obtain and maintain a direct line or WAN link and other telecommunication equipment and software such as is required and approved by Licensor to enable Licensor to supply Data Base Administration, Support Services and Maintenance of the Applications. The WAN link must be capable of a minimum of 128kb per second consistent average transmission speed on a frame relay or fractional T1 mode protocol or equivalent. Licensor's approval of direct line or WAN link and telecommunication equipment and software is necessary to ensure compatibility with Licensor's modems and telecommunication equipment and software. The acquisition, maintenance and support of Licensee's modems, routers, WAN, telephone line and other telecommunication equipment and software and all costs thereof shall be the responsibility of Licensee. Licensee shall reimburse Licensor for direct line, WAN or telephone charges incurred by Licensor in connection with WAN or modem support.

4.9 SOFTWARE MODIFICATION PURSUANT TO GOVERNMENT REGULATION. After written notice to Licensor, Licensee shall be entitled to receive, without additional charge, such


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
     modifications to the Applications as are required to reflect any mandatory changes in federal or state government managed care regulations that are applicable in any states where Licensee is utilizing the QMACS(TM) Software. Licensee agrees to provide said regulatory requirement information to Licensor no later than ninety (90) days prior to its Effective Date. Licensor shall be obligated to provide only a single solution to any given mandatory change which is acceptable by the appropriate controlling government agency.

4.10 ADDITIONAL SERVICES. Subject to the mutual agreement of the Parties and additional compensation as scheduled or agreed upon, Licensor or a Certified Implementation Partner will provide to Licensee some or all of the following additional services which shall be made available to Licensee for fees, terms and conditions in effect concerning the following services.

             A.   On-Site Support;
             B.   New Software;
             C.   Custom Programming;
             D.   Special Services;
             E.   Data Conversion Services
             F.   Electronic Data Interchange;
             G.   Interfaces to third-party systems
             H.   Custom report development

Licensor and Licensee agree the design, development, testing and production of specific electronic interfaces to third-party software applications, electronic data input and output formats, will be quoted on a time and material basis in writing and accepted by both Parties prior to work commencing.

These "Additional Services" are not "Support Services" and are not covered by the Standard Service Units allocated for Support and are not covered under Warranty provisions in Article VII.

4.11 SPECIAL SERVICES. Licensor may offer Licensee other services ("Special Services") to enhance the utility, user-friendliness and/or value of QMACS(TM) Software to Licensee. Such Special Services may include, but are not necessarily limited to, consulting services, Training, classes, training modules, in addition to initial Training, computer assisted education modules, and the provision of Support Services for modified QMACS(TM) Software. Fees and charges, if applicable for the foregoing will be quoted from time to time to Licensee by Licensor.

4.12 EQUIPMENT AND ACCESS TO DATA. To facilitate the performance of Support Service and any Additional Services, Licensee, at its expense, shall:

     A. Direct line or WAN. Acquire and maintain in good operating condition at each authorized location a telecommunication hardware/software configuration (including router, direct telephone line link and other telecommunication equipment and software) as Licensor shall reasonably require for compatibility with Licensor's telecommunication hardware/software configuration. Licensor may request Licensee to upgrade said communication configuration from time to time upon mutual agreement.

     B. Cooperation. Make available to Licensor such personnel, time, supplies, equipment, assistance and cooperation of Licensee as Licensor shall reasonably request;

     C. Licensor Access to Software and Data. Permit Licensor support personnel to have full and free access to the QMACS(TM) Software installed on the Approved Hardware and data used in connection with any QMACS(TM) Software. Such data shall be held in confidence by Licensor and used exclusively to enable Licensor support personnel to accomplish or facilitate Support Services or any Additional Services. Licensee will provide Licensor system password(s) necessary to operate and support the QMACS(TM) applications and related databases;


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     D.   Back-Up Data. Maintain adequate back-ups of all data provided to
          Licensor support personnel in order to ensure continued data security and retention. LICENSOR SHALL NOT BE OBLIGATED TO RECREATE OR RESTORE, OR BE LIABLE IN ANY WAY FOR, LICENSEE DATA IN THE EVENT OF LICENSEE'S FAILURE TO MAINTAIN ADEQUATE BACK-UP OF ALL DATA;

     E. Licensee Information. Provide Licensor's support personnel access to all Licensee information specific to QMACS(TM) Application(s) maintained on the Licensee's Data Server. Licensor shall comply with all applicable laws relating to the confidentiality of such information and promises to comply with reasonable confidentiality policies of the Licensee and sign confidentiality agreements as requested by Licensee;

     F. Install Modifications. Promptly install or have installed on all Client workstations all new releases of QMACS(TM) Software required by Licensor for continued support. Licensee agrees to install modification and upgrade QMACS(TM) applications to keep the Software within one(1) incremental version number of the generally released version of the Software. It is agreed the Licensee is responsible for all software updates to the Approved Client Workstations including but not limited to operating systems, networking software, database connectivity software. Licensor will install any QMACS(TM) Software modifications, updates or fixes to an agreed upon location on the application server provided by Licensee. It will be the Licensee's responsibility to test, accept and move the new or modified QMACS(TM) Software to the respective Approved Client Workstations or into production on appropriate computers.


                                    ARTICLE V

                SPECIAL RESPONSIBILITIES OF LICENSEE AND LICENSOR

                      SPECIAL RESPONSIBILITIES OF LICENSEE:

5.1 LICENSEE PROVISIONS TO LICENSOR'S SUPPORT TEAM MEMBERS. Licensee shall provide to Licensor's support and Implementation staff the following while on site performing installation, development, Implementation, Training or support work:

     A. A business-like working environment including, but not limited to, office space, desks, furnishings, telephone with access to an outside line for business calls relating to Licensor's performance under this Agreement. Licensee agrees to use reasonable efforts to provide space and furnishings consistent with the space and furnishing made available to Licensee's employees of similar responsibility.
     B. An Approved Client Workstation(s) connected to Licensee's Approved Data Server(s) and or the WAN network.
     C. Unrestricted access to the Approved Hardware running QMACS(TM) Software or databases shall be granted to all members of the Licensor's Installation, Development, Support, Training and Implementation staff. Licensee shall provide to the Licensor's support manager system password clearance including Windows NT administrator password for the Primary Domain controller, any distribution or OLE automation servers, the system administrator password for any data base servers, and in general, any access required to perform Licensor's obligations hereunder.
     D. Licensee shall make available to Licensor's staff other available equipment reasonably necessary for Licensor to perform its services including but not limited to communications equipment such as faxes, modems, telephones and Internet connections, if available.


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     E. Licensee shall maintain acceptable industry standards for input, maintenance, storage, security and archiving of data to be used with the Software.

5.2 LICENSEE'S PROJECT LEADER OR AGENT. Licensee shall provide a project leader or agent. Such project leader shall be authorized by Licensee to:

     A. make decisions, approve plans and grant requests on behalf of Licensee in connection with the Implementation of the QMACS(TM) Software consistent with the terms of this Agreement;
     B. make management decisions and provide personnel, including the appointment of Application Coordinators, and other Representatives as reasonably required by Licensor, in order to accomplish and facilitate the Implementation services provided by Licensor in a proper and efficient manner;
     C. maintain Licensee's Approved Hardware or cause the same to be maintained in proper working order during the term of the License and;
     D. provide for or develop workflow and organizational processes to compliment the Implementation and Training of the QMACS(TM) Software;
     E. Licensee will exercise its best efforts in the performance of Licensee's obligations hereunder in connection with the Implementation of QMACS(TM) Software and preparation of the authorized location(s) therefore;
     F. Provide a project plan for Implementation at Licensee site taking into account specific operational and procedural processes. Licensor will provide a sequential prioritized task list and estimated timeframe for each task and recommendations on incorporating tasks into Licensee's project plan. It is agreed that project management is the Licensee's responsibility unless otherwise provided for in this agreement.
     G. Licensee agrees to staff the Implementation with the necessary full-time resources. It is agreed that the following resources will be dedicated full time to the Implementation effort:

                  Project Manager -
                  Functional Specialists - Five(5) industry and operational
                         experienced people
                         One (1) Benefit Plan Specialist;
                         One (1) Provider Reimbursement and Contract Specialist; One (1) Eligibility and Enrollment Specialist;
                         One (1) Prior Authorization Specialist;
                         One (1) Claims Specialist;
                  Database Administrator - Preferably Microsoft(R) Certified System Engineer (MCSE) certification;
                  Systems and Network Administrator - preferably a
                  MCSE certification;
                  Report Writing & Data mapping personnel - preferably RDBMS qualified;
                  EDI interface personnel.

     H. Licensee agrees to senior management involvement and participation in steering committee meetings throughout the Implementation of the QMACS(TM) Software. Licensee agrees that senior management involvement is a necessary and essential ingredient to Implementation project success.

5.3 HARDWARE AND SOFTWARE ELEMENTS. Licensee shall insure that the minimal Hardware and Software Elements identified in Exhibit D attached hereto are in place and operational at the authorized location(s) prior to the Implementation commencement date. Licensee agrees to pay Licensor for any services performed by the Licensor for the set-up, troubleshooting, support or maintenance of any of the Hardware or Software Elements identified in Exhibit D on behalf of the Licensee. Licensee shall be responsible for the continued operation and upgrading, maintenance and support of such Hardware and Software Elements and shall comply with the operational, environmental, maintenance and support recommendations and requirements of the vendors and manufacturers thereof. Licensee agrees to upgrade and maintain current third-


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party software versions no older than one(1) incremental version number from the currently released version.

5.4 DATA. Licensee agrees to enter all data required for the correct operation of the QMACS(TM) Software in accordance with written documentation and specifications provided by Licensor. Licensee shall provide to Licensor, in a mutually acceptable form, that data and material as agreed by Licensor and Licensee to enable Licensor to provide the services called for in this Agreement. Licensee is solely responsible for the accuracy and timeliness of its data and information and the validation thereof. If data or materials submitted by Licensee are incorrect, or not in a form mutually agreed upon by Licensor and Licensee for processing, Licensor may charge Licensee for costs incurred to correct or make the data or materials submitted by Licensee as usable for Licensor's purposes. Licensee agrees to promptly provide Licensor with copies of documents, other materials, and communications from regulatory agencies that affect the Software or new requirements of the respective agencies. Licensee agrees to provide said data or information to Licensor no later than ninety (90) days prior to its Effective Date. Licensee acknowledges that QMACS(TM) Software is rule-based and the Licensee is responsible for the accurate data definition, set-up and maintenance of all rules and data elements according to Licensor supplied documentation and Training. Licensee is responsible for all errors, omissions, penalties and restrictions as a result of improper data set-up or maintenance by Licensee, its employees or agents.

                      SPECIAL RESPONSIBILITIES OF LICENSOR:

5.5 LICENSOR'S PROJECT LEADER OR AGENT. Licensor agrees to provide a project leader or agent during the Installation and Implementation of the Software. Licensor's project leader will be the contact person and focal point for all communications, arrangements, scheduling, required for the planning and Implementation of the Software at the Licensee's location. Licensor's project leader will communicate and work with Licensee's project leader.

5.6 CONDUCT JOINT APPLICATION DESIGN SESSIONS. Licensor agrees to conduct joint application design(JAD) sessions for the purpose of obtaining Licensee input on new product direction, designs, innovation and planning information for new software applications, modules under consideration for development by the Licensor. Licensor agrees to notify Licensee of joint application design sessions as they are planned and scheduled. Licensee shall be permitted to have up to four(4) qualified practitioners attend any scheduled JAD sessions. Both parties agree that new product development and Enhancements will result from participation in JAD sessions and attendance and participation is voluntary and Licensee will not acquire any special privilege or right to the software or design thereof, including any intellectual property or trade secrets that result from participation in JAD sessions. It is agreed that all materials, designs, works, processes resulting from JAD sessions are the sole property of the Licensor.

5.7 IMPLEMENTATION MODIFICATIONS. Licensor, at Licensor's sole discretion, will develop simple modifications to the Software that Licensor deems necessary for Licensee's operation at no charge to the Licensee.

5.8 STEERING COMMITTEE - Licensor agrees to senior management involvement and participation in Steering Committee meetings throughout the Implementation of the QMACS(TM) Software.

5.9 STAFFING AND STAFF QUALIFICATIONS - The consulting and professional personnel provided by Licensor shall have appropriate technical and application skills to enable them to perform their duties hereunder. Licensor shall disclose the names, skills, abilities and roles of personnel assigned to the Implementation and provide sufficient staff to meet Licensor's Implementation responsibilities.



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                                   ARTICLE VI


                                  RESTRICTIONS

6.1 USE BY OTHERS. Licensee may use QMACS(TM) Software and the Documentation only for Licensee's own internal purposes to process data for Licensee or any of it's affiliates. Licensee shall not allow any third-party to access, copy or use QMACS(TM) Software or the Documentation without first obtaining a signed Confidentiality Agreement similar to Exhibit B from the third-party which will be provided to the Licensor. The Licensee shall not use the QMACS(TM) Software to provide time-sharing or data processing services to a third-party without written permission of Licensor. Notwithstanding any other provisions of this Agreement, Licensee may disclose the QMACS(TM) Software and Documentation to any third-party for the limited purpose of maintenance or modification of computer hardware or software for use by Licensee provided that such disclosure is pursuant to a Confidentiality Agreement. Any Software modified or changed by a third-party on behalf of Licensee will not be covered under Article VII without a separate written agreement and is cause for termination of this Agreement.

6.2 DUTY TO SAFEGUARD. QMACS(TM) Software and the Documentation, and the trade secrets and intellectual property embodied therein, are of great value to Licensor. Accordingly, Licensee shall exercise reasonable care and diligence to protect the same against any unauthorized copying, piracy and misappropriation.

6.3 MODIFICATIONS. Licensee shall notify Licensor in writing on any Derivative Work. Any and all such Derivative Works and modifications shall be the property of Licensor and Licensee hereby assigns all title and ownership interest therein to Licensor. Such Derivative Works and modifications shall be deemed to be QMACS(TM) Software for the purposes of this Agreement, provided, however, that Licensor's representations, warranties and liabilities shall not extend to such Derivative Works and modifications.

6.4 CONFIDENTIALITY BREACH. In the event of a breach or the threat of a breach of any of the provisions of this Article, Licensor, in addition to any other remedies it may have at law or in equity or under this Agreement, shall be entitled to a restraining order, preliminary injunction, and other appropriate relief so as to specifically enforce the terms of this Article. The Parties agree that a breach of this Article would cause Licensor injury not compensable in monetary damages alone, and that the remedies provided herein are appropriate and reasonable.

                                   ARTICLE VII


                  WARRANTY, PATENT AND COPYRIGHT INFRINGEMENT,


              LIMITATIONS ON LIABILITY AND REMEDIES, AND LICENSEE'S
                                   LIABILITY.

7.1 WARRANTIES: Licensor warrants that it shall remedy any Material Nonconformity within the lesser of the support policy response time as defined in Exhibit F or thirty (30) days after notification in writing is received from Licensee only if Licensor can duplicate the defect. Upon receipt of such notice, Licensor, at no cost to Licensee, shall remedy the Material Nonconformity. This warranty does not extend to QMACS(TM) Software modified by Licensee or


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for non-conformities due to Licensee misuse. Licensor's warranty covers only service to correct Material Non-conformities reported during the term of this Agreement. Telephone and WAN support, and other services are excluded from Licensor's warranty. Licensor warrants the Software conforms to the specifications of Exhibit A - Section 1 through 18.

Licensor warrants that it is solvent and has adequate working capital to fulfill its obligations under this Agreement.

Licensor warrants that it has or will obtain necessary licenses and permits needed to fulfill its obligations under this Agreement.

Licensor warrants that Licensor and its employees are competent to perform the services of the Licensor in this Agreement.

Licensor warrants that its Software is year 2000 compliant and can accommodate February 29 for leap year.

7.2 LIMITATIONS ON WARRANTY. Except as set forth in the Specifications, Licensor does not warrant that the QMACS(TM) Software will meet Licensee's requirements or will operate in the combinations which may be selected for use by Licensee, or that the operation of the QMACS(TM) Software will be uninterrupted or error free.

7.3 SCOPE OF WARRANTY. THE FOREGOING IS IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED. LICENSOR HEREBY DISCLAIMS ALL WARRANTIES NOT EXPRESSLY SET FORTH IN THIS AGREEMENT INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. LICENSEE HEREBY DISCLAIMS ANY RELIANCE ON ANY WARRANTY OR REPRESENTATION NOT EXPRESSLY SET FORTH IN THIS AGREEMENT.

7.4 INDEMNIFICATION Licensor promises to indemnify Licensee, at Licensor's expense, against any claim that the QMACS(TM) Software or the corresponding manual(s) infringe on a patent, copyright, or trade secret in the United States. Licensor will also pay all costs, damages, and attorneys' fees that a court finally awards as a result of such claim, to the limit of Licensor's liability as determined by the court. Licensor's duties under this Section 7.5 are conditioned upon the following:
     A. Licensee shall give to Licensor prompt written notice or any actual or threatened claim;
     B. Licensor shall have control of the defense of any claim and of all negotiations for the settlement or compromise of such claim;
     C. Licensee shall cooperate with Licensor in the defense or settlement of any claim at Licensor's expense: and
     D. The claim does not arise out of Licensee's modification of the QMACS(TM) Software or the use of QMACS(TM) Software in combination with anything not approved by Licensor.

If a patent, trade secret or copyright infringement occurs, or in Licensor's judgment is likely to occur. Licensor, at Licensor's option and expense, may either procure the right for Licensee to continue using the QMACS(TM) Software and the manual(s), or replace or modify them to be functionally equivalent, to the satisfaction of Licensee, so that they become non-infringing. If neither of the foregoing alternatives is reasonably available in Licensor's judgment, Licensee shall return all copies of the Application(s) in question and corresponding manual(s) to Licensor upon written request. Licensor will refund the pro-rata cost of Implementation of the Application in question based on a five-year useful life.

The above promise of indemnification extends only and strictly to the QMACS(TM) Software and manual(s) in the forms provided by Licensor and expressly precludes any indemnification with


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respect to claims based upon the QMACS(TM) Software, manual(s) or any software or documentation which has been modified by anyone besides Licensor.

7.5 LIMITATIONS ON LIABILITY AND REMEDIES. Licensee expressly agrees that Licensor's entire liability and Licensee's exclusive and sole remedies for breach of Licensor warranties shall be as follows:

     A. CONFORMITY/NONCONFORMITY OF THE QMACS(TM) SOFTWARE. In all situations involving conformance or nonconformity of the QMACS(TM) Software during the period as set forth in Section 2.7 of this Software License Agreement, Licensee's sole remedy is the correction by Licensor at its expense of any Material Nonconformity with the Specifications provided written notice of such nonconformity is received by Licensor. Licensor shall have no liability or obligation under this Agreement with respect to any nonconformity with the Specifications not reported in writing by Licensee to Licensor during the applicable Warranty Period.

     B. DISCLAIMER OF LIABILITY. EXCEPT FOR LICENSOR'S INDEMNIFICATION OBLIGATIONS, IN NO EVENT WILL LICENSOR BE LIABLE FOR ANY DAMAGES CAUSED BY LICENSEE'S FAILURE TO PERFORM LICENSEE'S RESPONSIBILITIES, OR FOR ANY LOST PROFITS, LOST SAVINGS, LOSS OF DATA, LOSS OF USE OF THE QMACS(TM) SOFTWARE, COSTS OF RECREATING LOST DATA, OR ANY OTHER INDIRECT, SPECIAL OR OTHER CONSEQUENTIAL DAMAGES, EVEN IF LICENSOR HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM AGAINST LICENSEE BY ANY OTHER PARTY.

     C. MAXIMUM LIABILITY. LICENSOR'S AGGREGATE LIABILITY FOR DAMAGES TO LICENSEE FOR ANY CAUSE WHATSOEVER, AND REGARDLESS OF THE FORM OF ACTION, INCLUDING CONTRACT, TORT, COMPUTER MALPRACTICE, PRODUCTS LIABILITY, STRICT LIABILITY, AND/OR OTHERWISE SHALL BE LIMITED TO THE AMOUNT OF THE IMPLEMENTATION FEES PAID TO LICENSOR. THIS SUBSECTION SHALL NOT APPLY TO SECTIONS 7.5 "LICENSOR'S PATENT AND COPYRIGHT INDEMNIFICATION OF LICENSEE" or Section 7.6 "LICENSOR'S OPTION IF INFRINGEMENT OCCURS" or Section 9.8 "CONFIDENTIALITY-LICENSOR"

     D. CARE BY LICENSEE. After installation of the Application, it is the duty solely of Licensee to: verify the results and information provided by the Application, that the Application is operated properly by trained personnel, and to satisfy itself that all such results and information are true, complete and correct.

     E. TIME LIMITATIONS. No action, regardless of form, arising out of this Agreement may be brought by Licensee later than two (2) years after the cause of action has arisen and Licensee has (or should have) acquired knowledge thereof.

     F. ALLOCATION OF RISK. This Agreement in general, and the foregoing limitations on liabilities and warranties in particular, represent a mutually agreed upon allocation of risk and the consideration provided for in this Agreement has been calculated to reflect such allocation of risk.

7.6 SOFTWARE MISUSE. Licensee agrees to indemnify Licensor from liability due to Licensee's misuse of the Software.




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                                  ARTICLE VIII


                    TERMINATION, DISCONTINUANCE AND REMEDIES

8.1 TERMINATION OF THE LICENSE. This Agreement may be terminated as follows:

     A.   By Either Party

     This agreement may be terminated by either party if the other Party fails to comply with the terms, conditions or any covenant or agreement on its party under this Agreement, and fails to perform or cure the same within forty-five (45) days of receipt of written notice to cure (the "Cure Date").

     B.   By Licensor:

     1. Termination by Licensor at End of Term. Licensor may notify Licensee that this Agreement will terminate as of the end of the initial term thereof by giving Licensee at least 90 days prior written notice of such termination.

     2. Licensor may terminate this Agreement. Licensor may terminate this Agreement immediately by delivering to Licensee written notice of such termination in the event of the happening of any of the following:

               (a) insolvency of Licensee; filing of voluntary petition in bankruptcy by Licensee; filing of a petition to have Licensee declared bankrupt, provided it is not vacated within thirty (30) days from date of filing; appointment of a receiver or trustee for Licensee, provided such appointment is not vacated within thirty (30) days from date of filing; or execution by Licensor of an assignment for benefit of creditors;

               (b) any assignment or attempted assignment by Licensee of any interest in this Agreement except as provided for in section
                    9.3 without Licensor's written consent;

               (c) conviction in a court of competent jurisdiction of Licensee for any violation of law tending in Licensor's opinion to adversely affect the operation of business of Licensor or the good name, good will or reputation of Licensor or Licensor's Products.

               (d) conduct prohibited by the federal statutes governing the protection of copyrights, 17 U.S.C. Section 101 et seq. shall also constitute grounds for termination of the performance of any obligation under or in connection with this Agreement.

               (e) if Licensee is required to maintain a license in any state or jurisdiction where this Agreement is to be performed and Licensee fails to secure or maintain such license after notice of such termination.


     C.   By Licensee:


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     1. Termination by Licensee at End of Term. Licensee may notify Licensor that this Agreement will terminate as of the end of the initial term thereof by giving Licensor at least 90 days prior written notice of such termination.

     2. Licensee may terminate this Agreement. Licensee may terminate this Agreement immediately by delivering to Licensor written notice of such termination in the event of the happening of any of the following:

               (a) insolvency of Licensor; filing of voluntary petition in bankruptcy by Licensor; filing of a petition to have Licensor declared bankrupt, provided it is not vacated within thirty (30) days from date of filing; appointment of a receiver or trustee for Licensor, provided such appointment is not vacated within thirty (30) days from date of filing; or execution by Licensee of an assignment for benefit of creditors;

               (b) any assignment or attempted assignment by Licensor of any interest in this Agreement except as provided for in section
                    9.3 without Licensee's written consent;

               (c) conviction in a court of competent jurisdiction of Licensor for any violation of law tending in Licensee's opinion to adversely affect the operation of business of Licensee or the good name, good will or reputation of Licensee or Licensee's Products.

               (d) conduct prohibited by the federal statutes governing the protection of copyrights, 17 U.S.C. Section 101 et seq. shall also constitute grounds for termination of the performance of any obligation under or in connection with this Agreement.

               (e) if Licensor is required to maintain a license in any state or jurisdiction where this Agreement is to be performed and Licensor fails to secure or maintain such license after notice of such termination.


8.2 LICENSOR REMEDIES.

     A. Licensor may demand any money due and owning to it under this Agreement defined as Implementation and development fees, support and maintenance fees and time and material charges.

     B. Seek an injunction against the continued use of the Software and to protect the Licensor's intellectual and proprietary rights.

     C. Terminate this agreement in conformance with the terms set forth in paragraph 8.1.


8.3 OBLIGATIONS OF THE PARTIES UPON TERMINATION. Upon termination of the License, neither Party shall have any further obligations hereunder except for:
     A.   Obligations accruing prior to the Cure Date ;

     B. Obligations or promises contained herein which relate to the protection or confidentiality of QMACS(TM) Software (including Executable Code) or the Documentation, which arise hereunder or which are expressly made to extend for five years past the Term of this Agreement; and

     C. The obligation of Licensee to certify in writing to Licensor within twenty (20) days of expiration or termination of the License that all copies of the QMACS(TM) Software and the manual(s) have been destroyed by Licensee or delivered to Licensor.


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8.4 ESCROW STATEMENT. The Licensor shall maintain a copy of the most recent
Source Code for the QMACS(TM) Software with Ft. Knox Escrow Services Inc. or a trustee mutually acceptable to Licensee and Licensor. In the event that Licensor becomes insolvent, makes an assignment of assets for the benefit of creditors, has a trustee or receiver appointed (either voluntary or involuntarily), is adjudicated bankrupt, or involuntary bankrupt proceedings are commenced against Licensor or receiver, commences any dissolution or liquidation proceedings, or transfers all or substantially all of their assets to another entity, then the trustee shall be directed to deliver the Source Code to Licensee. In the event that Licensor does not meet Licensee's Cure Date as defined in Section 8.1 for resolving Material Non Conformities, Licensee may obtain access to Licensor's Source Code held in escrow by trustee. Licensee shall provide written notification to both Licensor and trustee of intention to access Source Code. Licensor shall notify Licensee who the appointed trustee is, and give notice prior to any of the actions mentioned herein. Licensee shall reimburse Licensor for any costs of Source Code escrow, escrow maintenance or source code access.


                                   ARTICLE IX


                               GENERAL PROVISIONS

9.1 AGENCY. Except as specifically permitted under this Agreement, neither Licensor nor Licensee shall make any representations or warranties or incur any liability on behalf of the other. Neither party is the agent, representative, partner or joint venture of or with the other Party.

9.2 APPLICABLE LAW AND ARBITRATION. This Agreement shall be construed and interpreted in accordance with the laws of the State of Arizona. Before commencing any proceeding, the parties agree to meet and confer, face to face, and engage in good faith efforts to resolve any dispute. Any arbitration commenced prior to such face to face meeting shall be dismissed by the arbitrator without prejudice, and shall not be refiled until such time as the parties have met face to face and discussed the dispute. In the event that the Parties are unable to resolve within a reasonable time any controversy, dispute or claim arising out of or in connection with this Agreement, or its interpretation, performance or termination, arbitration shall be conducted in accordance with the rules of the Arizona Arbitration Act, A.R.S. Section Section 12-1501 et seq., and the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect at the time of the arbitration, except as they may be modified or supplemented herein or by mutual agreement of the parties Arbitration awards shall be binding and conclusive upon the Parties, their successors and assigns and they shall comply with such awards in good faith. The seat of the arbitration shall be in Phoenix, AZ. If reasonably necessary, judgment upon an arbitration award may be entered in any court having jurisdiction. In the event of arbitration or litigation, the non-prevailing Party shall pay the costs and expenses including reasonable attorneys fees, incurred in arbitration or litigation, or in preparation therefor, by it and by the prevailing Party.

9.3 ASSIGNMENTS, SUB-LICENSES, ETC. BY THE LICENSEE. Licensee shall not have the power or the right (1) to delegate any duty under this Agreement, (2) to grant any sub-license under the License, or (3) to assign or transfer the License, this Agreement or any right thereunder. Any attempt by Licensee to assign any right or duty under this agreement shall be void as a matter of law. Licensee shall, however, have the limited right to assign or transfer this License to a parent Corporation, holding company, or subsidiary, or to a corporation, partnership or other entity which succeeds to all or substantially all of the business of the Licensee, but only with the prior written approval of the Licensor which shall not be unreasonably withheld


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9.4 ASSIGNMENTS, SUB-LICENSES, ETC. BY THE LICENSOR. Licensor shall not have the power or the right to delegate any duty under this Agreement, except that Licensor may make such an assignment to a parent corporation, holding company, or subsidiary, or to a corporation, partnership or other entity which succeeds to all or substantially all of the business or assets of the party, or otherwise with the approval of the Licensee which shall not be unreasonably withheld. However, Licensor, in its sole discretion and without the approval of the Licensee, may assign the economic benefits of this Agreement. In no way is this Agreement to restrict the rights of the Licensor to grant licenses or enter into agreements with others.

9.5 AUTHORIZATION. Each Party represents and warrants to the other that it is duly authorized to execute and perform under this Agreement and that this Agreement constitutes its valid obligation, enforceable according to the provisions hereof.

9.6 CALENDAR DAYS. Unless otherwise stated, all periods of days referred to in this Agreement shall be measured in calendar days.

9.7 CONFIDENTIALITY - LICENSEE. Licensee shall not divulge, furnish or make accessible any of Licensor's trade secrets, or any pricing information contained in this Agreement to any third-party during the term of this License except as required by federal, state or local regulatory agencies or in the course of sanctioned audits or reviews. Any other release of information will be done only with Licensor's prior written authorization. Licensee acknowledges that the pricing structure set forth herein is substantially less than Licensor's standard pricing as a result of Licensee's agreement to undertake certain tasks and responsibilities defined in this Agreement.

9.8 CONFIDENTIALITY-LICENSOR. Licensor shall not divulge, furnish, or make accessible to anyone else any trade secrets or data of Licensee, including but not limited to patient data unless requested to do so in writing by Licensee, except as required by federal, state or local regulatory agencies or in the course of sanctioned audits or reviews.

9.9 EXHIBITS. The following exhibits are hereby incorporated into this Agreement by reference:
         Exhibit A entitled "Specifications of QMACS(TM)  Software"
         Exhibit B entitled "Confidentiality Agreement:"
         Exhibit C entitled "Fees, Rates and Payment Schedules:"
         Exhibit D entitled "Hardware and Software Elements:"
         Exhibit E entitled "Locations and Notices"
         Exhibit F entitled "Standard Support and Release Policy"
         Exhibit G entitled "QMACS(TM) Standard Implementation Plan"
         Exhibit H entitled "Listing of QMACS(TM) Standard Reports"

9.10 EXPORT ACT. Licensee hereby warrants and certifies that no part of the QMACS(TM) Software, modifications thereof, documentation thereto, applicable manual(s) or any related item or product will be made available or exported to any country in contravention of any law of the United States, including the Export Administration Act of 1979 and regulations relating thereto.

9.11 FORCE MAJEURE. Either Party shall be excused for failures and delays in performance of their respective obligations under this Agreement caused by war, riots or insurrections, laws and regulations, strikes, floods, fires, explosions, or other catastrophes beyond the control and without the fault of such Party. This provision shall not, however release such Party from using its best efforts to avoid or remove such cause, and such Party shall continue performance hereunder with the utmost dispatch whenever such causes are removed. Upon claiming any such excuse or delay for nonperformance, such Party shall give prompt written notice thereof to the other Party.


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9.12 LOSS OR DAMAGES TO QMACS(TM) SOFTWARE. In the event of loss, damage, or destruction of any of the Licensed Software, the lost, damaged, or destroyed QMACS(TM) Software shall be replaced by Licensor upon the written request of Licensee. Licensee shall pay Licensor's reasonable reproduction and delivery expenses for such replacement unless the loss, damage, or destruction is caused by Licensor.

9.13 MODIFICATION OF THE AGREEMENT. This Agreement supersedes all oral or written agreements, if any, between the Parties and constitutes the entire agreement between the parties with respect to the matters contained herein. Any modification, amendment, cancellation, or waiver of rights under this Agreement shall be effective only if in writing signed by an Officer of the Party against whom enforcement of the same is sought. No waiver of any breach of this Agreement shall be construed as a waiver of any other rights under this Agreement. No delay in acting with regard to any breach shall be construed as a waiver of the breach.

9.14 NOTICES. Any notices required or permitted hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid, addressed or delivered as set forth in Exhibit E, attached hereto.

A Party hereto may change its address for notice purposes by furnishing the new address in writing to the other Party. Any such notice shall be deemed to have been given, if mailed to the last known address as provided herein, on the fifth
(5th)day after the date on which the notice is mailed.

9.15 RESERVATION OF RIGHTS. All rights of Licensor not expressly granted to Licensee in writing are reserved.

9.16 SECTION HEADINGS. The headings of Articles and sections herein are used for convenience and ease of reference and shall not limit the scope or intent of the Articles or Sections.

9.17 SEVERABILITY. In the event that any provision of this Agreement shall become or be unenforceable, invalid, void or voidable, the same shall be limited, construed or, if necessary, limited to the extent necessary to remove such defect and the remaining provisions shall continue to bind the Parties as though the unenforceable, invalid, void or voidable part are not a part of the Agreement.

9.18 STATE AND FEDERAL LAWS. The Parties recognize that this Agreement is at all times are subject to applicable state, local, and federal law including, but not limited to, the National Health Planning and Resources Development Act of 1974, the Social Security Act, and the rules, regulations and policies of the Department of Health and Human Services ( including the right of the Secretary of HHS or his designee to access for a period of four years from termination of the License, Licensor's relevant books and records evidencing Licensor's contractual relations with Licensee), all public health and safety provisions of state law and regulations, the rules and regulations of the applicable Health Systems Agency and applicable Executive Orders. For example, the Equal Employment Opportunity clause as required by Section 202 of Executive Order 11246 (1965) and as contained in and required by 41 C.F.R, Section 60-1.4
(1984), "Equal Opportunity Clause," is incorporated herein by reference, if applicable. The Parties further recognize that the Agreement shall be subject to Amendments in such laws and regulations and to new legislation such as a new federal or state economic stabilization or health insurance program. Any provisions of law that invalidate, or otherwise are inconsistent with, the terms of this Agreement or that would cause one or both of the Parties to be in violation of law, shall be deemed to have superseded the terms of this Agreement, provided, however, that the Parties shall exercise their best efforts to accommodate the terms


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and the intent of this Agreement to the greatest extent possible consistent with the requirements of law.

9.19 SUCCESSORS IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the parties, their successors, and legal representatives, and shall not inure to the benefit of any other person, firm or corporation.

9.20 TAXES AND DUTIES. The License Fees, Implementation Fees, and all other fees, charges and payments specified herein are exclusive of any taxes, duties, or other tariffs imposed by any governmental agency on the QMACS(TM) Software, the Manual(s) or Licensee's use thereof, for any goods or services provided pursuant to this Agreement. Licensee shall be liable for any such taxes, duties, or tariffs, including, but not limited to, state and local sales, use, and property taxes, and penalties exclusive of taxes based upon Licensor's or a third-party vendor's income.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement which is effective as of the _________________ of _____________.


LICENSOR:             QUALITY CARE SOLUTIONS, INC.
                              By: /s/ Robert F. Theilmann
                              Name:   Robert F. Theilmann
                              Title:  Chief Executive Officer

LICENSEE:             DELTA DENTAL OF MISSOURI, A NOT-FOR-PROFIT CORPORATION
                              By: /s/
                              Name:
                              Title:








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                                    EXHIBIT A


                      SPECIFICATIONS OF QMACS(TM) SOFTWARE

These Specifications apply only to the QMACS(TM) Software as originally provided to Licensee under this Agreement. Updates, Enhancements and new versions of the QMACS(TM) Software delivered after the acceptance or use of the Software hereunder which increase the function thereof, unless otherwise specifically and exclusively provided for in this Agreement or agreed upon by the Parties, and which may be offered by Licensor to Licensee, may not conform to these Specifications.

Licensee agrees that it has performed a due diligence investigation prior to the execution of this agreement, has examined the Software, has been provided the opportunity to review its operation both in demonstrations at Licensee's facility, and at third-party sites, and has independently made a determination that the Software is suitable for its purposes.

If a matter of interpretation of the following specifications are of a material nature, it is agreed the matter shall be resolved in accordance with the dispute resolution and arbitration provisions set forth in the Agreement in Article IX section 9.2.

The following are the specifications and functions of the QMACS(TM) software system:
     A. QMACS(TM) was developed in Microsoft Visual Basic(TM) Version 5.0 to operate with Microsoft SQL Server(TM) V 6.5 relational database and TCP/IP networking protocol.
     B. The QMACS(TM) software system requires the use of Microsoft Windows(R) NT 4.0 Server as an operating system on the Approved Data Server and Windows(R) NT 4.0 Workstation on the Client processor. The Licenses or cost for licenses for any Microsoft or third-party products are not included in this agreement and must be obtained by Licensee. Support, maintenance and warranty for third-party products are not included
     C. The QMACS(TM) Software is rule-based and will accommodate the following business functions for claims processing, adjudication and payment as interpreted by the Licensor:

Licensee and Licensor agree that the following specifications will be revised to reflect additional development of the Licensor and final specifications will be mutually agreed to during the assessment phase of the Implementation. The final Specifications of the QMACS(TM) Dental software will be incorporated into this Exhibit A.

1. GENERAL

     A.   The ability to report all claims expense information by the following:
          (1)  Rate Code.
          (2)  Month of Service.
          (3)  Provider number
          (4)  Member.
          (5)  Paid date range.
          (6)  Plan
          (7)  Provider Classification



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     B.   The ability to report all authorized services for a member which have not yet been paid for.

     C. The ability to report all claims with a given diagnosis, procedure code.

     D.   The ability to generate a membership per month report by:
          (1)  Line of Business
          (2)  Plan
          (3)  Rate Code
          (4)  Member coverage type
          (5)  Employer Group
          (6)  Member Delegation


     E.   The ability to report utilization by the following selection criteria:
          (1)  By procedure code.
          (2)  By provider.
          (3)  By facility.
          (4)  By plan.
          (5)  By category of service.
          (6)  By provider specialty.
          (7)  By place of service.
          (8)  By member demographics (age, sex.)
          (9)  By rate code.
          (10) By dollar amount
          (11) By member coverage type
          (12) By member delegation
          (13) By Provider Category


2. BENEFIT PLAN CONFIGURATION

     A. The ability to configure benefit plan packages to pay claims based on whether the:

          (1)  Member's PDP must render service.
          (2)  Service requires an authorization.
          (3)  Provider of service is a plan participating provider.
          (4) Service is allowed/disallowed by the benefit plan as defined by user specified:
               a)   Diagnosis code (ICD-9)
               b)   Procedure code (CDT or HCPCS).
               c)   Revenue code (UB92).
          (5)  Range of the above codes.
          (6)  Diagnosis/procedure combination
          (7)  Visit Limits
          (8)  Rolling Year
          (9)  Calendar Year


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          (10) Plan Year
          (11) Rolling Months
          (12) Rolling Days
          (13) Month coverage starts
          (14) Lifetime Limits
          (15) Per visit limits
          (16) Bill type (UB-92)
          (17) Provider specialty
     B. The ability to specify which edits to apply, and thus which edit code descriptions, appear on claims and EOBs/remits

     C.   The ability to specify the following by procedure:

          (01)  Deductible.
          (02)  Co-pay amount.
          (03)  Cost Share amount
          (04)  Dollar maximums allowed.
          (05)  Unit maximum allowed.
          (06)  Coinsurance
          (07)  Benefit period (i.e. days, weeks, months, years).
     D. The ability to adjudicate claims according to the following benefit plan and member information:

          (01)  The benefit plan rules for the date of service.
          (02)  The member's eligibility for the date of service.
          (03)  The member's benefit plan package for the date of service.
          (04) The eligibility of the member's contract group for the date of service.
     C. The ability to establish rates and bill benefit plan riders in the following way:

          (01)  Bill riders separately from the member's benefit plan rate.

     D.   The ability to vary plan rates by the following:

          (01)  Policy group.
          (02)  Member age (provisions for unlimited age groups).
          (03)  Member sex.
          (04)  Medicare vs. Non-Medicare members (Secondary coverage)
          (05)  Medicare Part A vs. Part B (Secondary Coverage)
          (06)  Member coverage dates.

     E.   The ability to maintain date of effective benefit plan rates.

     F. The ability to identify different categories of benefit plan types (e.g. medical, dental, vision, etc.)

3. BENEFIT PLAN ACCUMULATION

     A.   The ability to offer multiple benefit plans per contract group.

     B.   The ability to assign multiple benefit plans per member.


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     C.   The ability to enroll all members in a specified benefit plan to another specified benefit plan via batch process (i.e., without having to enroll each member individually).



4. THIRD-PARTY ADMINISTRATION

     A. The ability to administer claims adjudication and payment, authorizations, utilization review, and financial reporting in a third-party administration role (TPA) for an entity with:

          (01)  The same provider network as the plan.
          (02)  A different provider network from the plan.

5. CAPITATION

     A. The ability to assign capitation rates structures to specific providers.

     B.   The ability to process manual adjustments made to capitation pools.

     C.   The ability to have capitation rates vary by:

          (01)  Group
          (02)  Plan
          (03)  Rate Code
          (04)  Age/Sex
          (05)  Provider
          (06)  Service Zip Code
          (07)  Enrollment totals

     D.   The ability to process prorated capitations.

     E.   The ability to recon previous capitations.


6. CLAIMS ENTRY/MAINTENANCE

     A.   The ability to adjudicate claims during on-line entry.

     B. The ability to enter and adjudicate claims through a batch interface via tape from an outside provider.

     C. The ability for providers entering claims via modem to add, change, view and delete only:

          (01)  Their own provider information.
          (02)  Members serviced by that provider.
          (03)  Service plans for that member.
          (04)  Referrals generated by that provider.
          (05)  Their own claims information.

     D.   The ability to capture all HCFA 1500 information.

     E.   The ability to capture all UB 92 information.

     F.   The ability to capture all Universal (Pharmacy) information


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7. CLAIMS ADJUDICATION/PRICING

     A. The ability to adjudicate a claim based on the benefit plan of the member and contract of the Provider.

     B.   The ability to pend claims at the line item level.

     C. The ability to pay, pend, or deny a claim based on the existence of a valid authorization.

     D. The ability to pend or deny a claim based on the provider number and a user defined set of either valid or invalid values for that provider using the following codes:

          (01)  Procedure codes
          (02)  Service Location
          (03)  Modifier Code
          (04)  Age
          (05)  Diagnosis

     E.   The ability to price claims based on the following payment mechanisms:

          (01)  Provider Fee Schedule.
          (02)  Percent of billed.
          (03)  Per Diem.
          (04)  Lesser of billed or covered.
          (05)  Capitated
          (06)  Per diem based on tiers

8. COORDINATION OF BENEFITS (THIRD-PARTY LIABILITY)

     A. The ability to enter other insurance carrier information for members into the system.

     B. The ability to enter the amount of COB for a claim which has already been paid by another insurance carrier.

     C. The ability to calculate the paid amount by deducting the COB amount from allowed amount.

9. CLAIMS INQUIRY

     A. The ability to access the following information On line(windows) from the claims window:

          (01)  Referrals
          (02)  Member Information
          (03)  Provider Information.
          (04)  Code values (CPT, ICD, revenue codes).
          (05)  Historical claims
          (06)  Member and Provider Memos and Alerts
          (07)  Limit and deductible accruals

     B.   The ability to access claims by:


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          (01)  Claim number.
          (02)  Member number
          (03)  Member name.
          (04)  Provider number
          (05)  Provider name
          (06)  Referral number

10. CLAIM PAYMENTS

     A. The ability generate checks for claims on predefined check stock for laser printing.

     B.   The ability to generate remittances for both claims and encounters.


11. MEMBERSHIP INFORMATION INQUIRY/LISTING - ON-LINE OR REPORTS

     A. The ability to view membership information and accumulate totals using the following selection criteria:

          (01)  Primary Care Dentist
          (02)  Zip Code
          (03)  Age/User specified Age Range.
          (04)  Rate Code
          (05)  By benefit plan within all above mentioned criteria.
          (06) To obtain above statistics by Group Id calculating percentage of totals.
          (07)  Language spoken

     B. The ability to produce a member enrollment analysis by Plan that lists the total members enrolled by age group and sex within rate code.

     C.   The ability to record, track and resolve member grievances.

12. GROUP POLICY MAINTENANCE

     A. The ability to establish effective dated policy group (i.e., employer group) policies to which members and benefit plan products can be assigned.

     B. The ability to add/change/review/ the following policy group information on-line:

          (01)   Group demographics (name, address, contacts, etc.)
          (02)   Plans/Riders offered by the group.
          (03)   Billing information (billing cycle, etc.)
          (04) Rate Codes and corresponding premiums/member capitation dollar amounts for each plan assigned to the group.

     C. The ability to assign multiple rate codes (codes that can be tied to a dollar premium/capitation amount) to a benefit plan.

     D.   The ability to administer the following types of policies:

          (01)  Per diems
          (02)  Discounts off a set fee schedule.
          (03)  Discounts off the provider's billed charges.
          (04)  RBRVS, RVS, Set pricing.


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          (05)  DRG's
          (06)  Per Unit

13. MEMBER MAINTENANCE

     A. The ability to enroll, modify, and disenroll the following member information on-line:

          (01)  Demographic information(name, address, sex birthdate, etc.)
          (02)  Plan/coverage information.
          (03)  PDP.
          (04)  Coordination of benefit (COB) information.
          (05)  Medicare coverage information.
          (06)  Enrollment dates (enrollment and disenrollment dates.)
          (07)  User definable alert flags.

14. PRIMARY CARE DENTIST ASSIGNMENT

     A. The ability to indicate when a provider is not accepting new patients on the provider's on-line a group by group basis on the provider's on-line profile.

     B. The ability to automatically assign PDP's to a member, during enrollment, based on the member's zip code. (age, sex, and language)

     C.   The ability to assign a non-PDP provider to each member.

     D.   The ability to assign a Primary Care Dentist (PDP) to each member.


15.  AUTHORIZATION MANAGEMENT

     A. The ability to add/read/modify/delete the following authorization (referral) information on-line:

          (01)  Authorization control number.
          (02)  Member ID number.
          (03)  Carrier ID number other than member ID.
          (04)  Referral service code (user maintainable).
          (05)  Diagnosis (presenting signs and symptoms).
          (06)  Accrued benefits relating to authorization in units
          (07)  Provider of service (Referred to provider).
          (08)  Referring provider.
          (09)  Authorized service date range.
          (10)  Authorized referral days/number of visits (units).
          (11)  Option of indicating estimate cost of service.
          (12)  Authorized cost of service.
          (13)  Operator ID number to enter the authorization.
          (14)  Operator ID number to last change authorization.
          (15)  Date of last change.
          (16)  Deny days and reason for in patient authorizations.
          (17)  Deny request for services by referral service code (w/reason).
          (18)  Emergency, non emergency, urgent care code indicator.


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          (19)  Screen alert for member special requirements.
          (20)  Memo/comment area capabilities.

     B.   The ability to create temporary providers who are not on the system.

     C. The ability to automatically generate a control number to uniquely identify an authorization abstract.

     D.   The ability to access and display an authorization number on-line.

     E.   The ability to record, track and resolve appeals of denied services.



16. PREMIUM BILL PROCESSING

     A. The ability to accommodate multiple tier premium structures (i.e., single, family, etc.)

     B.   The ability to adjust the premium by:

          (01)  Age.
          (02)  Sex.
          (03)  Contract Group.
          (04)  Benefit Plan (rate code).

     C. The ability to track current, historical, and future rate history and billing provision.

     D. The ability to process retroactive premium billing and credits for enrolls, disenrolls, and changes.

     E.   The ability to accommodate COBRA billing.

17. PREMIUM BILL PRINTING

     A.   The ability to process the following billing cycles:

          (01)  Monthly.
          (02)  Bimonthly
          (03)  Quarterly.
          (04)  Semi-Annually.

18. PROVIDER MAINTENANCE.

     A. The ability to add, change, review and delete provider demographic and contract information on-line.

     B. The ability to restrict deletion of any dentist with claims, encounters, or referrals for that dentist.

     C. The ability to delete terminated providers from the data file after a user specified period of time.

     D. The ability to maintain two separate addresses for each provider (i.e., service address vs billing address.)

     E. The ability to maintain at least one provider specialty for which the provider is authorized.



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                                    EXHIBIT B


                            CONFIDENTIALITY AGREEMENT

B 1.  AGREEMENT

The undersigned has received and will receive access to trade secrets and confidential information subject to the terms and conditions set forth below.

B 2.  DEFINITIONS

Licensor refers to Quality Care Solutions, Inc. Licensor Product refers to a software product and all documentation related thereto created and produced by Licensor and its subsidiaries. Licensor Information refers to all information, whether oral or written, manuals or on-line documentation, relating to Licensor Products and the business operations (e.g. management, methods, finances, customers and business plans and strategies) of Licensor and its subsidiaries, except such information which Licensee documents (A) is or becomes generally known to Licensor's industry through no fault of Licensee, (B) is already rightfully known by Licensee through means other than disclosure by Licensor,
(C) is rightfully received by Licensee from a third-party having no obligation of confidence regarding such information, or (D) is independently developed by Licensee without breach of this Confidentiality Agreement. Licensor's use of particular information in its Products and its business operations is confidential, whether or not the particular information is generally known, unless one of the exceptions applies to the fact of Licensor's use of that particular information. A combination of information is confidential, even if exceptions apply to parts of the combination, unless one of the exceptions applies to the combination and its principles of operation and its economic value.

Licensee refers to Delta Dental of Missouri, a not for profit Corporation and its affiliates, the other party signing this Confidentiality Agreement. Licensee Product refers to any product or service and all documentation related thereto created and produced by Licensee and its subsidiaries. Licensee Information refers to all information, whether oral or written, manuals or documentation, relating to Licensee Products and the business operations (e.g. management, methods, finances, customers and business plans and strategies) of Licensee and its subsidiaries, except such information which Licensor documents (A) is or becomes generally known to Licensee's industry through no fault of Licensor, (B) is already rightfully known by Licensor through means other than disclosure by Licensee, (C)is rightfully received by Licensor from a third-party having no obligation of confidence regarding such information, or (D) is independently developed by Licensor without breach of this Confidentiality Agreement.

B 3.  ACKNOWLEDGMENTS

B 3.1 Licensee Products and all techniques, algorithms, data models, stored procedures, schema's, and processes contained therein or any modification, extraction, or extrapolation thereof are the property and trade secrets of Licensee. The expression thereof is also protected under the copyright laws. The copyright notice on Licensee Products does not imply unrestricted or public access to these materials. No duplication, usage, disclosure, or publication thereof, in whole or in part, for any purpose is permitted, except that which is expressly permitted by this confidentiality agreement or other written agreement with Licensee. All rights not granted are reserved.

B 3.2 Licensor Information is the property and trade secret of Quality Care Solutions, Inc. Licensee Information is the property and trade secret of Delta Dental a Not for Profit Missouri Corporation.



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B 3.3 Both parties acknowledge that any Products or Information which may have been disclosed prior to the Confidentiality Agreement are subject to the terms and conditions herein.

B 3.4 This Confidentiality Agreement does not grant a license or any other right to either party's Products or Information, except the disclosure rights expressly set forth herein.

B 3.5 The provisions of this Confidentiality Agreement are in addition to and not exclusive of any and all other obligations and duties set forth in the Agreement to which this Exhibit B is attached with respect to each party's Products and Information.

B 3.6 For the sole purpose of each party enforcing this Confidentiality Agreement through injunctive relief, both parties acknowledges that the unauthorized use or disclosure of each other's Products or Information would cause irreparable harm to the respective parties. Such remedy shall not limit the respective parties from pursuing any other remedy, in law or in equity, available for a breach or anticipatory breach of this Confidentiality Agreement.

B 4.  DISCLOSURE TERMS

B 4.1 Licensee shall hold in confidence all Licensor Products and Information which Licensee has received or will receive, using at least the same degree of care as Licensee exercises for its own trade secrets.

B 4.1a Licensor shall hold in confidence all Licensee Products and Information which Licensor has received or will receive, using at least the same degree of care as Licensor exercises for its own trade secrets.

B 4.2 Licensee shall not disclose Licensor Products or Information which Licensee has received or will receive, without Licensor's prior written approval, except as set forth in Sections B 4.3 and 5 or in the Software License and Support Agreement. Licensor shall not disclose Licensee Products or Information which Licensor has received or will receive, without Licensee's prior written approval, except as set forth in Sections B 4.3 and 5 or in the Software License and Support Agreement.

B 4.3 Licensee may disclose appropriate portions of Licensor Products and Information to such of Licensee's employees and consultants who have been informed of Licensee's obligation to protect the intellectual property rights of Licensor and who have a specific, legitimate need to access such portions of Licensor's Products and Information for the purpose of evaluating Licensor and Licensor Products. Licensee may copy the Licensor Products and Information as reasonably necessary to accomplish such purpose with due regard for Licensee's obligations herein (e.g. to limit use and disclosure and to return all copies).

B 4.3a Licensor may disclose appropriate portions of Licensee Products and Information to such of Licensor's employees and consultants who have been informed of Licensor's obligation to protect the intellectual property rights of Licensee and who have a specific, legitimate need to access such portions of Licensee's Products and Information for the purpose of evaluating Licensee and Licensee Products. Licensor may copy the Licensee Products and Information as reasonably necessary to accomplish such purpose with due regard for Licensor's obligations herein (e.g. to limit use and disclosure and to return all copies).

B 4.4 Licensee shall notify Licensor of any breaches of security. Licensee agrees to reproduce Licensor's copyright and proprietary notices on all copies or transmissions of Licensor Products and Information. Licensee shall not remove or obscure any copyright or other proprietary notices from Licensor Products or Information. Licensee shall not take any action to reverse engineer any Licensor Product or any part thereof. Licensee and standard reports generated


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
from QMACS(TM) software are specifically excluded from requirements of displaying Copyright notices of Licensor.

B 4.4a Licensor shall notify Licensee of any breaches of security. Licensor agrees to reproduce Licensee's copyright and proprietary notices on all copies or transmissions of Licensee Products and Information. Licensor shall not remove or obscure any copyright or other proprietary notices from Licensee Products or Information. Licensor shall not take any action to reverse engineer any Licensee Products or any part thereof.

B 5.  DISCLOSURE REQUIRED BY LAW

B 5.1 If Licensee is ordered by a court or other governmental body of competent jurisdiction to disclose Licensor Products or Information, Licensee shall not be liable for disclosures required by such order if the Licensee reasonably complies with the following requirements: (a) when Licensee becomes aware of such an order or the possibility of such an order. Licensee shall immediately notify Licensor by the most expedient means, (b) Licensee shall join a motion by Licensor for an order protecting the confidentiality of Licensor Products or Information, including a motion for leave to intervene by Licensor, and if an issued order calls for immediate disclosure, Licensee shall immediately request a stay of such order to permit Licensor to respond as set forth in subparagraph(b).

B 5.1a If Licensor is ordered by a court or other governmental body of competent jurisdiction to disclose Licensee Products or Information, Licensor shall not be liable for disclosures required by such order if the Licensor reasonably complies with the following requirements: (a) when Licensor becomes aware of such an order or the possibility of such an order. Licensor shall immediately notify Licensee by the most expedient means, (b) Licensor shall join a motion by Licensee for an order protecting the confidentiality of Licensee Products or Information, including a motion for leave to intervene by Licensee, and if an issued order calls for immediate disclosure, Licensor shall immediately request a stay of such order to permit Licensee to respond as set forth in subparagraph(b).

B 6.  TERMINATION

B 6.1 Within thirty(30) days of notice or termination, Licensee agrees to immediately return or destroy all copies of all Licensor Products and Information as directed by Licensor and to provide written certification to Licensor of having complied with Licensor's direction. Within thirty(30) days of notice or termination, Licensor agrees to immediately return or destroy all copies of all Licensee Products and Information as directed by Licensee and to provide written certification to Licensee of having complied with Licensee's direction. B 6.2 Licensee's obligations under this Confidentiality Agreement shall continue for a period of five (5) years after termination of the Software License and Support Agreement. Licensor's obligations under this Confidentiality Agreement shall continue for a period of five (5) years after termination of the Software License and Support Agreement.

B 7.  GENERAL PROVISIONS

B 7.1 Governing Law. This Confidentiality Agreement shall be governed by the laws of the State of Arizona, without regard to its choice of law principles. Licensor and Licensee consent to the personal jurisdiction of the federal courts located in the State of Arizona.

B 7.2 Modifications to agreement. Licensor and Licensee acknowledge that neither has been induced into this Confidentiality Agreement by any condition, representation, or warranty not set forth in this Confidentiality Agreement. Any modifications to this Agreement are invalid unless confirmed in a writing which states that it amends this Agreement and which is signed by an authorized officer of Licensee and Licensor. Any subsequent agreements are invalid unless confirmed in a writing which is signed by an authorized officer of the Licensee and Licensor.


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B 7.3 No Waiver. The failure of either party at any time to require performance by the other party of any provision of the Confidentiality Agreement shall in no way affect the right of such party to require performance of that provision. Nor shall such failure be constructed as a waiver of any continuing or succeeding breach of such provision, a wavier of the provision itself, or a wavier of any right under this Confidentiality Agreement.

B 7.4 Partial Invalidity. If any provision of this Agreement is held invalid, such invalidity shall not affect other provisions of this Agreement which can be given effect without the invalid provisions. Provisions deemed to be invalid shall be reformed to the minimum extent necessary to render them valid at such time and, to the extent possible, in accordance with the original intent of the parties. For example, it is the intention of the parties that, if a court deems any provision of this contract to be invalid because of the duration of such provision or the area or matter covered thereby, such court shall reduce the duration, area, or matter of such provision and, in its reduced form, such provision shall be enforced.

B 7.5 Interpretation. "Include", "includes", and "including" shall be interpreted as introducing a list of examples which do not limit the generality of the concept they illustrate. "Modification" to the products includes corrections to the product, additions to the product, and translations of the product. "Intellectual property rights" refers to patent right, copyright, or trade secret right.

B 7.6 Notice. Any notice given pursuant to this Confidentiality Agreement shall be in writing, shall state that it is a notice given pursuant to this Confidentiality Agreement, and shall be sent by certified mail to the address indicated below


IN WITNESS WHEREOF, the parties hereto have caused this Confidentiality Agreement to be written, and the persons signing warrant they are duly authorized to sign on behalf of their respective parties.

FOR LICENSEE:  DELTA DENTAL OF MISSOURI, A NOT-FOR-PROFIT CORPORATION.

By:                                            By:
Name:                                          Name:
Title:                                         Title:
Date:                                          Date:


FOR LICENSOR: QUALITY CARE SOLUTIONS, INC.
By:
Name:       Robert F. Theilmann
Title:      Chief Executive Officer
Address:    5030 E. Sunrise Drive,
            Phoenix AZ  85004
Date:





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
                                    EXHIBIT C


                        FEES, RATES AND PAYMENT SCHEDULES

C 1.  INSTALLATION AND IMPLEMENTATION FEES.

C1.  INSTALLATION FEE: [Confidential treatment has been requested]

Licensee agrees to pay Licensor a [****] Installation fee for the following services:
     a. Installing QMACS(TM) Software upon an Approved Data Server supplied by Licensee.
     b. Configuring the Licensee supplied Microsoft Windows(R) NT 4.0 server software and Microsoft SQL Server database software to Licensor's specifications.
     c.   Installation of a QMACS(TM) Software test or training database.

Licensee agrees to pay the Installation fee upon the signing of this Agreement.

C1.1 IMPLEMENTATION FEE: [Confidential treatment has been requested]

Licensor's Standard Implementation Plan consists of a work plan and respective services the Licensor or a Certified Implementor will perform to assist Licensee in defining, configuring, setting-up, maintaining and initial Training on the Software for Live Operation. Licensee agrees to pay Licensor or a Certified Implementation Partner the Standard Implementation fee of [****] dollars for the Standard Implementation work effort assigned to the Licensor or a Certified Implementation Partner outlined in Exhibit G - Standard Implementation Plan. Licensee agrees to pay the Standard Implementation fee in [****] installments commencing on the first month following the Effective Date of this Agreement. The parties agree that changes to the Standard Implementation Plan will be mutually agreed to in writing and fees quoted prior to the change order work commencing.

Custom Implementation plans are not included this Agreement and Licensee has the option of obtaining Implementation and Training services on a contract basis from Licensor. The parties agree that a separate custom implementation agreement detailing work to be performed and associated costs will be executed prior to work being scheduled for custom Implementation plans.

C 2.  SOFTWARE LICENSE AND SUPPORT FEE:

In consideration for the licenses granted hereunder, Licensee hereby agrees to pay Licensor according to the Installation, Implementation, Software License and Support Fee schedule as defined in this Section C 2 of Exhibit C. Licensee hereby agrees to permit Licensor electronic access to Licensee's enrollment database monthly for the purpose of determining the count of subscribers enrolled on the first day of the respective month for License Fee billing purposes, if applicable. In the event Licensor is unable to determine the proper enrollment on the first of each month, Licensee agrees to accept and pay an estimation of Licensee Fee provided by Licensor. All estimations of monthly License Fees will be reconciled within ninety (90) days to a corrected amount.

C 2.1 SOFTWARE LICENSE AND SUPPORT FEE SCHEDULE: [Confidential treatment has been requested]

Licensee agrees to pay Licensor monthly Software License and Support Fees for using the QMACS(TM) Software in managing and administering Licensee's prepaid dental business. The minimum Software License and Support Fee will be the greater of [****] per subscriber per month ("PSPM") up to [****] Subscribers. In addition, Licensee agrees to pay Licensor monthly.


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                    **** - Confidential Treatment Requested
 according to the following Per Subscriber Per Month (PSPM) fee schedule over [****] monthly Subscribers to the respective level of Subscribers as follows:

$ [****] Per Subscriber Per Month ("PSPM") over [****] subscribers per month.
$ [****] Per Subscriber Per Month ("PSPM") from [****] subscribers per month.
$ [****] Per Subscriber Per Month ("PSPM") from [****] subscribers per month.

If requested by Licensee, during the term of this Agreement, the Licensor agrees to negotiate in good faith on a PSPM rate over one million subscribers per month and agrees that the over one million-subscriber rate will be less than $0.08 PSPM under the terms and conditions of this Agreement.

Licensee agrees the minimum Software License and Support Fee or PSPM Software License and Support Fee is payable beginning the sixth (6th) month following the Effective Date of this Agreement and due monthly thereafter. The PSPM Software License and Support Fee will be due during any acceptance test period completed in a live or production environment.

The above fees are cumulative up to the respective total number of Licensee's active Subscriber enrollments being administered using QMACS(TM) software.

C 2.2 SUPPORT AND SERVICE UNITS.

Licensee will accrue the Service Units for Standard Support Services as defined in Article IV on a monthly basis as follows:

One (1) Service Unit per [****] Subscribers up to [****] Subscribers and one half (1/2) Service Unit [****] Subscribers over [****] Subscribers up to [****] Subscribers. The minimum Service Units allocated for Support Services is [****] Service Units per Month.

Example: A 500,000-subscriber plan would accrue the following service units:
                  First [****] Subscribers = [****] Service Units per month. Next [****] Subscribers = [****] Service Units per month

        MONTHLY SERVICE UNITS ACCRUED TOTAL   [****] SERVICE UNITS PER MONTH

Service Units are accrued on a monthly basis and must be used by the end of the annual anniversary of the Effective Date of this Agreement. Service Units accrued will not be carried over to Agreement renewal periods.

Additional Service Units can be purchased according to the following service unit fee schedule:
               The rate for one service unit is [****].
               The rate for a 10 Service Unit block is $ [****]
               The rate for a 25 Service Unit block is $ [****]
               The rate for a 50 Service Unit block is $ [****]
               The rate for a 100 Service Unit block is $ [****]

Service units quoted are experience, skill and complexity adjusted. Generally, a base service unit is equivalent to one (1) person hour of work but will be adjusted for the skill and experience level of the person selected or required to do the work. More experienced and senior level consultants or very complex tasks will be quoted from one and one-half (1 1/2) to three times (3) the base service units per person hour.



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                    **** - Confidential Treatment Requested

C 2.3  VALUED PARTNERSHIP PROGRAM: [Confidential treatment has been requested]

The parties recognize the value of their partnership and have agreed to a Valued Partnership program. The Licensee will use its best efforts in: (a) arranging and hosting site visits for Licensor's prospects; (b) participating and providing input at Joint Application Design (JAD) sessions conducted by Licensor; (c) agreeing to be featured in promotional activities, press releases and case studies of Licensor products without additional compensation or economic benefit; (d) allow Licensor's staff to observe and train in Licensee's operation as a real world training laboratory. In consideration for accomplishing the foregoing valued partner program activities, Licensor agrees to reduce the total monthly PSPM Software License and Support fee charges as follows for every month Licensee participates in one or more of the above activities at the request of the Licensor:

     First year from live date [****] reduction of the total monthly PSPM charges
     Second year from live date [****] reduction of the total monthly PSPM charges
     Third year from live date [****] reduction of the total monthly PSPM charges
     Fourth year from live date [****] reduction of the total monthly PSPM charges
     Fifth year from live date [****] reduction of the total monthly PSPM charges

C 3. LATE PAYMENT AND INTEREST:

If Agreement Fees are not paid within 30 days of invoice date, Licensee agrees to pay a late payment penalty of five (5) percent of the Agreement Fees due in addition to the Agreement Fees. Licensee agrees any payment under this Exhibit C which is more than thirty (31) days late will accrue interest at the rate of Twelve (12%) percent per annum (or the highest rate of interest allowed by applicable law if lower) until paid in full. Licensor shall have the right to suspend all its obligations under this Contract in the event that any payment is more than forty five (45) days late. Licensor agrees to notify Licensee in writing at least 15 days prior to suspending its obligations for late or non payment. Notices of intent to suspend obligations will be delivered in accordance with Exhibit E. In the event that Licensee determines in its reasonable judgment that a billing error has occurred. Licensee must notify Licensor in writing within thirty (30) days of receipt of such erroneous items. Licensee agrees to pay all undisputed items on an invoice which may have disputed items contained thereon. Licensor agrees that no late payment penalty shall be applicable for contested invoice items until thirty (30) days following Licensor's response to Licensee's notice of billing error.

C 4.  CONSULTING FEES:

Licensor agrees to provide technical consulting to Licensee upon request of an authorized executive of the Licensee's organization in writing on a quoted time and material basis.

C.5  TRAINING AND SUBSEQUENT TRAINING FEES:

Licensor or Certified Implementation Partner agrees to provide initial Training to Licensee during the Implementation of the Software as defined in Article IV paragraph 4.3 as a component of the Implementation fees outlined Exhibit C paragraph C1.1. Licensee and Licensor agree to a mutually acceptable training schedule. Licensee agrees to request additional Training in writing. Licensee Service Units may be used for additional Training.

C 6.  HARDWARE CONFIGURATION:

Licensor agrees to provide Licensee reasonable hardware configuration consulting necessary to operate Licensor's software products on Licensee's Approved Hardware and as defined in Exhibit G - Standard Implementation Plan.

C 7.  DELIVERY AND  INSTALLATION:

Licensee agrees to the following terms and condition of the Licensor if the Licensee requests or hires the Licensor to act as an agent to procure, set-up or install computer hardware and equipment on behalf of the Licensee. Vendor's Hardware and Operating system refers to


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                    **** - Confidential Treatment Requested
computers, operating system software, database software listed in Exhibit D to be procured from a third-party supplier on behalf of the Licensee.
C 7.1 The "delivery date" for each item of Vendor's Hardware and Operating system software listed in Exhibit D shall be the date on which Licensor delivers and fully installs the specific item of hardware at location specified in Exhibit E.

C 7.2 Shipment of the Vendor's hardware and software shall be F.O.B. the location specified in Exhibit E. All freight and handling charges on the hardware and operating system software shall be the responsibility of the Licensee.

C 7.3 The Licensee is responsible to ensure all wiring, environmental, safety codes and equipment manufacturer's installation specifications are met prior to installation. The Licensee agrees to pay or reimburse Licensor for additional costs incurred as a result of unsatisfactory installation preparation, practices, procedures or site conditions corrected by Licensor.

C 7.4 Title to Vendor's Hardware and operating system software shall pass to Licensee at the F.O.B. Point, but subject to a security interest until the date the Licensee has fully paid for the Hardware and operating system software.

C 8. TRAVEL AND EXPENSE GUIDELINES.
Licensee agrees to reimburse or pay Licensor for reasonable travel, meals, lodging, per diem expenses which are incurred by Licensor on Installation, Implementation, Training, maintenance, support, consulting at the Licensee's office or location defined in Exhibit E or if Licensee's work location is in excess of fifty(50) miles of Licensor's main office within 15 days of receipt of invoice for reimbursement of expenses. Licensor agrees to provide receipts and reasonable documentation of expenses to Licensee for expense reimbursement.







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
                                    EXHIBIT D


                           HARDWARE/SOFTWARE ELEMENTS

The following is the standard computer specification necessary to operate Licensor's QMACS(TM) software system. Utility software, operating system software, database software and hardware equipment procurement are Licensee's responsibility: This includes all Microsoft software:


DATABASE SERVER SPECIFICATIONS:
          Digital Alpha 4100 5/300
          2 5/300 CPU - 4Mb Cache RAM for CPU
          512 Mb RAM
          1 x 2 GB System Disk
          2 x 3 Channel Ultra Fast and Wide SCSI II Raid 0&1 PCI
          32 Mb (minimum) Cache RAM per Controller
          34 x 2GB Ultra Fast Wide SCSI II Drives
          5,6,6 SCSI Channel set-up
          4 x 8 GB RAID 0 & 1 Set-with 1 per controller
          CD -ROM - SCSI
          1 Mb Video Card
          Ethernet Card (Twisted Pair-100MBt) PCI
          15" SVGA Monitor
          56kb baud external modem
          UPS large enough to handle all servers for 30 minutes
          DLT or 8mm Tape Drive - Arc-Serve back-up software recommended Microsoft NT Server 4.0
          Microsoft Backoffice

DOMAIN CONTROLLER HARDWARE:
          Pentium Pro 200 MHz Computer With PCI Bus certified for Windows NT 4.0 2 - 200Mhz Pentium Pro CPU's w/ 512 Cache RAM per CPU
          256 Mb RAM
          1 x 1 Channel Ultra Fast and Wide SCSI II Raid 5 PCI
          4 MB Cache RAM per controller
          2 x 2 GB Ultra Fast Wide SCSI II Drives
          3,3,2 SCSI Channel Set-up
          1 x 12 GB RAID 5 set - with 1 hot swap
          6 GB SCSI Hard Disk Capacity with SCSI Controller
          CD -ROM - SCSI
          1 Mb Video Card
          100 Base TX PCI Ethernet Card (Twisted Pair-100Bt)
          15" SVGA Monitor
          Network Hubs with respective Ports for the total number of clients
          2 - WAN Routers - T-1 Frame Relay or higher speed - 1 Licensee and 1
              Licensor
          Microsoft NT Server V 4 or higher
          Microsoft Backoffice
          Crystal Reports Infoserver

        RECOMMENDED MINIMUM SYSTEM CONFIGURATIONS FOR QMACS(TM) SOFTWARE
               (See Also Recommended Hardware Specification below)

PROVIDER, MEMBER SERVICES STAFF RUNNING PRIMARILY QMACS(TM) :


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Work Station Configuration
          Pentium 166 Mhz or higher Computer - PCI Bus
          64 MB RAM
          1.2 GB Hard Disk Drive
          3.5 in Floppy Drive-(Optional)
          PCI Video
          15" SVGA Monitor
          10/100 MB Ethernet Network Card
          Windows NT Workstation V 4.0 or higher
          Windows Back Office V2.5 or higher Client License

CLAIMS ENTRY, ADJUDICATION, , PRIOR AUTHORIZATIONS, PAYMENT, DEPT. HEADS, DIRECTORS RUNNING PRIMARILY QMACS(TM):
          Work Station Configuration
          Pentium 200 Mhz or higher Computer - PCI Bus
          64 Mb RAM
          2.0 GB Hard Disk Drive
          3.5 in Floppy Drive
          PCI Video
          15" SVGA Monitor
          10/100 Mb Ethernet Network Card
          Windows NT Workstation 4.0
          Windows Back Office Client License

FINANCIAL ANALYSTS, REPORTING, RUNNING PRIMARILY QMACS(TM):
Work Station Configuration
          Pentium II 233 Mhz or higher Computer - PCI Bus
          64 Mb SDRAM
          3.0 GB Hard Disk Drive (Ultra DMA/33)
          3.5 in Floppy Drive
          PCI or AGP Video
          17" SVGA Monitor
          10/100 Mb Ethernet Network Card
          Windows NT Workstation V 4.0 or higher
          Windows Back Office Client License

CLERICAL STAFF RUNNING PRIMARILY E-MAIL AND MS OFFICE:
Work Station Configuration
          Pentium 166 Mhz or Higher Computer - PCI Bus
          48 MB RAM
          2.0 GB Hard Disk Drive
          3.5 in Floppy Drive
          PCI Video
          15" SVGA Monitor
          10/100 MB Ethernet Network Card
          Windows NT Workstation V 4.0 or higher
          Windows Back Office Client License


                HARDWARE RECOMMENDATIONS FOR CLIENT WORKSTATION.
                                   MOTHERBOARD
Pentium Motherboards Must have Intel 82430TX or 82430HX PCISet (PCI Chip Set) Pentium Pro Motherboards Must have Intel 82440FX or 82450 PCISet (PCI Chip Set) Pentium II Motherboards Must have Intel 440LX AGPSet (PCI Chip Set)


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Preferably Expandable to 128 MB of Memory
Capable of using EDO Memory or SDRAM Memory
Capable of using Pipeline Burst L2 Cache RAM
Minimum of 3 PCI Slots
Motherboard MUST use INTEL Pentium, Pentium II, or Pentium Pro Processor Two serial and one parallel port
All Extra Features MUST be Windows NT 4.0 compatible

                                   VIDEO CARD

Must use a Windows Video Accelerator that has available drivers for Windows NT
   4.0
Must have a least 1-MB of DRAM, VRAM, or EDO RAM expandable to at least 2 MB Must be a PCI Card (or use the PCI Interface if built into the motherboard) or
   AGP
Must support the following resolutions
640 x 480      256 Colors     72 Hz Refresh
800 x 600      256 Colors     72 Hz Refresh
1024 x 768     256 Colors     72 Hz Refresh

                                     NETWORK

Ethernet Network Card with available Windows NT 4.0 Drivers
Bus Mastering PCI Card (or use the PCI Interface if built into the motherboard) Must have an Unshielded Twisted Pair Connector. Must support 10 Base-T.
   Preferably 10/100
Auto Sensing/Switching
Network cabling should be CAT-5 minimum depending on the hub.

                            HARD DISK AND CONTROLLER
Must have available drivers for Windows NT 4.0
Hard Disk should have a Seek Time of 10 ms or better and a Data Transfer Rate Higher than 10 MB/s
Hard Disk should be branded Fast-ATA2, EIDE, Ultra DMA/33, Fast SCSI II, Fast Wide SCSI II, or Ultra SCSI
Controller must be a PCI Card (or use the PCI Interface if built into the motherboard)
3 -1/2 inch floppy drive

                                     MONITOR
Minimum of 15 Inch Color Display, optionally 17 Inch Color Display Maximum of .28 dot pitch (grille aperture) or lower
Must support and resolve 1024 x 768 resolution at 72 Hz Refresh

                                SYSTEM AMENITIES
CD Rom strongly recommended
PS/2 keyboard and mouse connectors recommended

OPTIONAL CLIENT SOFTWARE:
Crystal Reports V6.0 or higher - Report Writing Tool
MS Office Professional v7.0 or higher - Office Productivity Tools- Word, Excel,
   Powerpoint
Microsoft Net Meeting V 2.1 or higher or PC Anywhere32 V8.0 - Remote Computing
   Tool



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
                                    EXHIBIT E


                              LOCATION AND NOTICES:

Location for Licensee's Initial Installation of QMACS(TM) software and Approved Hardware(s) will be listed below. The Parties agree that Licensee anticipates a move to a new location and the new location will be substituted and covered under this Agreement. Licensee will provide sixty (60) days prior written notice to Licensor.

Any notices required or permitted hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid, addressed or delivered as follows:

                                    NOTICES:

A.  TO LICENSOR:       Quality Care Solutions, Inc.
                       5030 E. Sunrise Drive
                       Phoenix, AZ  85044
                       Attention:  Mr. A. Bruce Oliver


B.   TO LICENSEE:      Delta Dental of Missouri
                       8390 Delmar Boulevard
                       St. Louis, MO  63124
                       Attention: Mr. Steve P. Gaal III






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
                                    EXHIBIT F


                       STANDARD SUPPORT AND RELEASE POLICY

         1. Released software will only be modified to handle problem fixes, not enhancements.

         2. Problems will be classified as: critical, severe or minor.
              A critical problem is a problem (Material Non-Conformity) that prevents a major function from working or causes data integrity issues or any operation of the Software which causes material erroneous data or unrecoverable data loss due to the execution of the Software's Applications. A critical with workaround problem is a problem (Material Non-Conformity) that is not working according to specifications or documentation for which a work around has been developed to prevent disruption of operations.

              A severe problem is a problem that prevents a non-major function from working and for which there is no workaround.

              A minor problem is a problem that is an annoyance but does not prevent a non-major function from working or there is a workaround.
                  a) Example of a critical problem: Cannot adjudicate any claim, cannot add or modify a provider, can't add or modify an enrollment, etc.

                  b) Example of a severe problem: Cannot add a new licensing board to the credentialing module.

                  c) Example of a minor problem: Authorization history does not refresh when a new authorization is issued.

         3. Every attempt will be made to turn around critical problem fixes within two (2) working days of duplication. Every attempt will be made to turn around critical workaround problems for which there is a workaround and does not cause stoppage of operations within eight (8) working days.

         4. Severe problem fixes will be supplied within 30 working days.

         5. Minor problem fixes will be released at the next major release.

         6. Licensor's Customer service representative will be responsible for clearly distinguishing between a problem fix and an enhancement to the Licensee.

         7. Enhancements require scheduling for design, development, testing, documentation, release notes and training before they can be released into a production environment for Licensee use.

         8. Software released before testing, documentation, release notes and training phases are complete is classified as 'beta test' software. Beta test software will require beta test agreements to be signed and approved by Licensee before the beta test software will be released for use by the Licensee.


(C) Quality Care Solutions, Inc. -1998                            Page 44 of  49
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
         9. All Software released for use or testing by Licensee shall be placed in an agreed upon location on the Licensee's application server for appropriate disposition by Licensee.

         10. The use and maintenance of an application test environment shall be the sole responsibility of the Licensee.

         11. Licensee shall be responsible to insure that all Licensees' users are using the latest released version of the Software before reporting problems to Licensor.





(C) Quality Care Solutions, Inc. -1998                            Page 45 of  49
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
                                    EXHIBIT G


                     QMACS(TM) STANDARD IMPLEMENTATION PLAN

Licensor shall be responsible for the initial Installation of QMACS(TM) Software and database software on the Approved Data Server and made operational on the Approved Data Server at one Licensee location only. Licensee shall cooperate fully with Licensor in such Installation and Implementation. The Implementation shall proceed in accordance with a mutually acceptable Implementation schedule. Licensor shall provide consulting support for the configuration of the operating system and database initialization. Licensee acknowledges responsibility for all third-party software procurement, licensing and Implementation. Consulting services requested or required in addition to Standard Implementation Plan services may only be charged for upon written mutual agreement of both parties for such additional services.

Licensee and Licensor agree Licensor will highlight and discuss with Licensee any functional area or business process that cannot be accomplished in the QMACS(TM) Software during the needs analysis section of the Implementation phase. Licensor will document and present to Licensee options or alternative workarounds for those functional exceptions that cannot be accomplished without modification to the QMACS(TM) Software. Licensor will present a Business Process Improvement (BPI) document to the Licensee detailing the modification specification, cost and timeframe to develop proposed Enhancement to the QMACS(TM) Software needed to accomplish the exception.

Both parties have agreed to the following Standard Implementation Plan and each party will be responsible for performing their respective duties as assigned under the Standard Implementation Plan. Licensee and Licensor agree that any changes or waivers to the Standard Implementation Plan will be in writing and agreed to before the change-taking place.

The Standard Implementation Plan consists of the following seven (7) phases and a maximum of [****] of work effort. The Implementation fee as defined in Exhibit C section 1.1. for this Standard Implementation Plan is for the Implementation of one line of business. It is agreed, the work effort allocation for each phase may be adjusted at the discretion of the Licensor after the assessment phase. The following phases will be conducted in parallel.

     PLAN PHASE                         WORK EFFORT IN DAYS         WORK EFFORT IN PERSON HOURS
     ----------                         -------------------         ---------------------------

ASSESSMENT/PROJECT PLAN                       [****]                     [****]

CONFIGURATION/CONNECTIVITY                    [****]                     [****]

DATA LOAD/SET-UP                              [****]                     [****]

ACCEPTANCE/VALIDATION                         [****]                     [****]

NEEDS ANALYSIS                                [****]                     [****]

TRAINING                                      [****]                     [****]

TRANSITION SUPPORT                            [****]                     [****]

         Total                                [****]                     [****]




(C) Quality Care Solutions, Inc. -1998                            Page 46 of  49
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                    **** - Confidential Treatment Requested

                                    EXHIBIT H


                      LISTING OF QMACS(TM) STANDARD REPORTS



            REPORT CATEGORY                          REPORT NAME
         Active Enrollments            Enrollment Count by Program by Age Group
                                       Member Months by County By Program By Rate Code
                                       Members with Active, Unrestricted Medical Enrollments
         Adjudication                  Claim Lines Denied During Adjudication
                                       Claims that Failed for Pay-to / Contract Issues
                                       Claims that Failed Mass Adjudication
         Audit                         Inactive Providers Listing by Type of Provider
                                       Members Assigned to a Termed PCP
                                       Members with Duplicate SSN's
                                       Members with no Head Of Household
                                       Overlapping PCP Assignments
                                       Provider Affiliation Error Listing
                                       Providers without a Contract
                                       Providers without a Specialty
                                       Suspect Duplicate Members
                                       Unassigned PCP Enrollment Roster
         Capitation Services           Capitation Summary Counts by Date by Provider
                                       Provider Capitation Roster
         Claim Processing              Claim Detail with Member Totals
                                       Claims Aging Report By Program By Member
                                       Claims in a PAY Status by Provider
                                       Claims In-Process Over 90 Days
                                       Paid Claims By Dos By Provider
                                       Pended Claims Report
                                       Provider Aged Claims Report
                                       Provider Claims Detail Report for Claims In Process
                                       Provider Claims Report for Claims In Process
                                       Provider Claims Summary for Claims Not in a Pay Status
                                       Temporary Provider Listing with Claims Outstanding
                                       Daily Claims Production Report
                                       Summary of Claims Entered by User Initials by Date
                                       Weekly Claims Production Report
         Contract Services             Benefit Plan List
                                       Benefit Plans by Organization
                                       Category of Expense Mapping
                                       Contract and Terms Setup
                                       Group Codes
         Financial Reports             Check Register Ordered by Date
                                       Incurred But Not Reported
                                       Received Date to Paid Date Lag Report, Count and Amt.



(C) Quality Care Solutions, Inc. -1998                            Page 47 of  49
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

            REPORT CATEGORY                          REPORT NAME
         Letters                       Prior Authorization Approval Letter
                                       Prior Authorization Denial Letter
         Medical Management            Daily Inpatient Census By Facility By Pay-To
                                       Daily Shared Risk Census By Facility By Pay-To
                                       Emergency Room Census
                                       Emergency Room Pay To by Facility
                                       EPSDT Labels
                                       Immunization Report for Procedure Codes 90701 - 90748
                                       Referral Summary With Cost Estimates
                                       Referrals Assigned to Temp Providers with Incomplete Status
                                       Referrals Issued by Week by User
                                       Termed Members With Open Authorizations
                                       Well Baby Immunization Report
         Member Month Reporting        Emergency Room per 1000 Report
                                       Inpatient Per 1000 Report
         Member Services               Active Member List by Zip Code
                                       Enrollment Count Report
                                       Member Labels by Member Name
                                       Member Labels By Member Name tied to a PCP
                                       Member Labels By Zip By Member Name
                                       Member Labels By Zip By Member Name tied to a PCP
                                       Temporary Member List
         Policies                      Active Policy Review Report
         Provider Services             Provider Affiliation Count by Program
                                       Provider Detail List by Program
                                       Provider Listing with Payment Information
                                       Temporary Provider Listing
         Remits                        Claim Detail Report for Balancing Remits
                                       Provider Remittance Advice by Fund
                                       Provider Remittance Advice By Payee
         Rosters                       Affiliate Roster
                                       Pcp Roster
         Year End - 1099               1099 Affiliate Report
                                       1099 Audit Report
                                       1099 Duplicate Federal Tax ID Report
                                       1099 Payment Detail Report
                                       1099 Payment Summary Report




(C) Quality Care Solutions, Inc. -1998                            Page 48 of  49
This document is Company Confidential - Reproduction is prohibited.
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
                        TRADE SECRET AND COPYRIGHT NOTICE



Any plans, prices, configurations, specifications, techniques, algorithms, schemas, screen prints and processes contained herein, or any modification, extraction, or extrapolations thereof, are the property and trade secrets of Quality Care Solutions, Inc.

The copyright notice does not imply unrestricted or public access. No duplication, usage, disclosure, or publication thereof, in whole or in part, for any purpose is permitted, except that which is expressly permitted by License Agreement or other written permission of Quality Care Solutions, Inc.

Quality Managed Care Solutions(TM) and QMACS(TM) are trademarks of Quality Care Solutions, Inc. Microsoft Windows(R) NT(TM), Exchange(TM), Backoffice(TM) , Visual Basic, Visual C++(TM), Office97(TM) SQL Server(TM) are trademarks of Microsoft Corporation. AlphaServer(TM) is a trademark of Digital Equipment Corporation. Pentium and Pentium Pro are trademarks of Intel Corporation. Crystal Reports and Crystal Infoserver are trademarks of Seagate Technologies Inc.

All other company, brand, and/or product names that appear in this document are trademarks or registered trademarks of their respective owners.








(C) Quality Care Solutions, Inc. -1998                            Page 49 of  49
This document is Company Confidential - Reproduction is prohibited.
04/28/98